Exhibit 10.2

FIRST AMENDMENT

TO FIVE-YEAR CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT (this “Amendment”) is entered into as of September 13, 2012, among METLIFE, INC. and METLIFE FUNDING, INC. (collectively, the “Borrowers”), and the LENDERS (hereinafter defined), and is acknowledged by BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) for the Lenders.

R E C I T A L S

A. The Borrowers entered into the Five-Year Credit Agreement dated as of August 12, 2011 (the “Agreement”), with the Lenders (the “Lenders”) party thereto and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent for the Lenders. Unless otherwise indicated herein, all capitalized terms used herein shall have the meaning set forth in the Agreement and all Section and Schedule references herein are to sections and schedules in the Agreement.

B. The Borrowers have requested that the Agreement be amended in certain respects and the Lenders have agreed to amend the Agreement as set forth herein.

In consideration of the foregoing and the mutual covenants contained herein, the Borrowers, the Lenders and the Administrative Agent agree and acknowledge as follows:

1. Amendments.

(a) The definition of “Change in Control” set forth in Section 1.01 of the Agreement is amended by replacing the reference to “25%” with “35%”.

(b) The definition of “ERISA Event” set forth in Section 1.01 of the Agreement is amended by deleting the reference to “, as in existence on June 20, 2011”.

(c) The definition of “Excluded Taxes” set forth in Section 1.01 of the Agreement is amended by (i) replacing the reference in clause (b) to “Person” with “recipient”; (ii) replacing the reference in clause (d) to “a Lender’s” with “such recipient’s”; and (iii) amending clause (f) to read in its entirety as follows:

“any Taxes imposed by the United States of America as a result of the failure of such recipient to comply with the applicable requirements of FATCA.”

(d) The definition of “Issuer Documents” set forth in Section 1.01 of the Agreement is amended to read in its entirety as follows:

““Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender, as applicable, and a Borrower (and, if applicable, any Subsidiary as an Applicant) or in favor of the Fronting L/C Issuer, the Several L/C Agent or such Limited Fronting Lender, as applicable, and relating to any such Letter of Credit.”

1	First Amendment

(e) The definition of “Limited Fronting Lender” set forth in Section 1.01 of the Agreement is amended by inserting “in writing with the Borrowers” immediately following the reference to “agrees” in clause (b)(ii).

(f) The definition of “Revaluation Date” set forth in Section 1.01 of the Agreement is amended to read in its entirety as follows:

““Revaluation Date” means, with respect to any Fronted Letter of Credit denominated in the Alternative Currency, each of the following: (i) each date of issuance of any Fronted Letter of Credit denominated in the Alternative Currency, (ii) each date of an amendment of any Fronted Letter of Credit denominated in the Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Fronting L/C Issuer under any Letter of Credit denominated in the Alternative Currency, (iv) each date on which fees are calculated or payable pursuant to Sections 2.03 (i) or (j), and (v) each other date on which the Fronting L/C Issuer or the Administrative Agent, as applicable, may determine in its good faith discretion that the provisions of Sections 2.04(b) or (c) may be applicable.”

(g) The definition of “Spot Rate” set forth in Section 1.01 of the Agreement is amended to read in its entirety as follows:

““Spot Rate” for a currency (the “first currency”) means, on any day, the spot fix rate for bids at which the first currency may be purchased with another currency (the “second currency”), at 11:00 a.m., New York time, on such date as published by The WM Company on Bloomberg or Reuters. In the event that such rate is not published by The WM Company, the Spot Rate with respect to the first currency shall be determined by reference to such other publicly available service for displaying spot fix exchange rates as may be reasonably selected by the Administrative Agent, or, in the event no such service is selected, such Spot Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent, for the first currency on the London market at 4:00 p.m., London time, on such date for the purchase of the first currency with the second currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrowers, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.”

(h) The definition of “Three Year Credit Agreement” set forth in Section 1.01 of the Agreement is amended to read in its entirety as follows:

““Three Year Credit Agreement” means the Three-Year Credit Agreement dated as of October 15, 2010, by and among Borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, fronting letter of credit issuer and several letter of credit agent, as amended and restated by the Five-Year Credit Agreement dated as of September 13, 2012, by and among Borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, fronting letter of credit issuer and several letter of credit agent, and as the same may otherwise be amended, amended and restated, supplemented or otherwise modified from time to time.”

(i) The first sentence of Section 2.01 of the Agreement is amended by inserting “in Dollars and” immediately following the reference to “Availability Period,”.

2	First Amendment

(j) The third sentence of Section 2.03(c)(i) of the Agreement is amended to read in its entirety as follows:

“In the case of any such reimbursement in Dollars of a drawing under a Fronted Letter of Credit denominated in the Alternative Currency, (A) the amount of such reimbursement shall be equal to the Dollar Equivalent of the amount of such drawing, determined and calculated as of the date of such reimbursement and (B) the Fronting L/C Issuer shall notify the applicable Borrower of such Dollar Equivalent promptly following the determination thereof.”

(k) Section 2.03(g) of the Agreement is amended by inserting “(and from time to time thereafter, but no more often than once every thirty days, in the event of subsequent currency fluctuations)” immediately following the reference to “Maturity Date”.

(l) The penultimate sentence of Section 2.04(a) of the Agreement is amended by inserting a proviso at the end of such sentence, which reads in its entirety as follows:

“; provided, that a notice of prepayment may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.”

(m) Section 2.04(b) of the Agreement is amended by inserting “(including currency fluctuations)” immediately following the reference to “If for any reason”.

(n) Section 2.04(c) of the Agreement is relettered as “Section 2.04(d)” and a new Section 2.04(c) is added to the Agreement, which reads in its entirety as follows:

“(c) Without limiting clause (z) of the first proviso of Section 2.03(a)(i), if, as a result of currency fluctuations, the Outstanding Amount of L/C Obligations issued by the Fronting L/C Issuer (except in its capacity as a Limited Fronting Lender) and denominated in the Alternative Currency at any time exceeds 105% of the Alternative Currency Sublimit (but not, for the avoidance of doubt, for any excess less than or equal to 105% of the Alternative Currency Sublimit), the applicable Borrower shall, at the request of the Fronting L/C Issuer and within two Business Days after such request, either: (i) Cash Collateralize the amount of such excess above the Alternative Currency Sublimit; or (ii) cause one or more of the outstanding Letters of Credit to be cancelled, in either case so that such excess above the Alternative Currency Sublimit is eliminated.”

(o) The first sentence of Section 2.05 of the Agreement is amended by inserting a proviso at the end of such sentence, which reads in its entirety as follows:

“; and provided, further, that a notice of termination or reduction of the Aggregate Commitments under this Section 2.05 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.”

(p) Section 3.01(f) of the Agreement is amended to read in its entirety as follows:

3	First Amendment

“(f) Each Lender on or prior to the date on which such Lender becomes a Lender hereunder, and from time to time thereafter, either upon the request of the Administrative Agent, either Borrower, or upon the expiration or obsolescence of any previously delivered documentation, shall furnish to the Administrative Agent and the Borrowers any documentation that is required under the Code or applicable Treasury regulations (including any documentation that is required as a result of a change in law occurring after the date hereof) to enable the Borrowers or the Administrative Agent or any other party to determine and execute their respective obligations, duties and liabilities with respect to FATCA, including but not limited to any Taxes any of them may be required to withhold in respect of FATCA.”

(q) Section 3.05(b) of the Agreement is amended by inserting a parenthetical at the end of such clause, which reads in its entirety as follows:

“(in the case of a prepayment, whether of not any prior notice of such prepayment has been revoked)”

(r) Section 4.01 of the Agreement is amended by replacing the reference to “MetLife and each of its Material Subsidiaries” with “Each of MetLife and its Material Subsidiaries”.

(s) Section 4.05(a) of the Agreement is amended by replacing the reference to “MetLife and each of its Material Subsidiaries” with “Each of MetLife and its Material Subsidiaries”.

(t) Section 4.05(b) of the Agreement is amended to read in its entirety as follows:

“(b) Each of MetLife and its Material Subsidiaries owns, or is licensed to use, all its trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by MetLife and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.”

(u) Section 6.01(a) of the Agreement is amended to read in its entirety as follows:

“(a) (i) as soon as available, but not later than 60 days (or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each fiscal year of MetLife, copies of MetLife’s annual report on Form 10-K as filed with the SEC for such fiscal year; and (ii) as soon as available, but not later than 40 days (or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each of the first three fiscal quarters of each fiscal year of MetLife, copies of MetLife’s quarterly report on Form 10-Q as filed with the SEC for such fiscal quarter, in each case certified by an appropriate Financial Officer as being the complete and correct copies of the statements on such forms furnished by MetLife to the SEC, it being understood that, in each case, (x) the Administrative Agent and the Lenders shall be entitled to rely on any certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, by the chief financial officer of MetLife that accompanies such annual or quarterly report and (y) the certificate of an appropriate Financial Officer as to completeness and correctness shall not be required if such report is available to the Administrative Agent and the Lenders on the website the SEC maintains for the public dissemination of reports by issuers;”

4	First Amendment

(v) Section 6.01(b) of the Agreement is amended to read in its entirety as follows:

“(b) concurrently with any delivery of financial statements under clause (a) above or clause (c) or (d) below, a certificate of a Financial Officer of MetLife in the form of Exhibit G;”

(w) Section 6.01(f) of the Agreement is amended by inserting “(for purposes of this subsection, a “reportable event” under Section 4043 of ERISA and the regulations promulgated thereunder being defined as such term is defined as of the date of this Agreement)” immediately following the first reference to “ERISA Event”.

(x) The first full paragraph following Section 6.01(g) of the Agreement is amended to read in its entirety as follows:

“Documents required to be delivered pursuant to Section 4.04 or Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted by the SEC on the website the SEC maintains for the public dissemination of reports by issuers or are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. In addition, documents required to be delivered pursuant to Section 6.01(c) and (d) may be delivered in the form of a CD-ROM provided to the Administrative Agent and each Lender, and the certification included with such documents of one or more Financial Officers regarding the completion of such documents in accordance with the NAIC Annual and Quarterly Statement Instructions and Accounting Practices and Procedures manual, with the exceptions noted thereon as to compliance with state law, rules or regulation, shall be deemed to satisfy the Financial Officer certification requirements of Section 6.01(c) and (d). Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies or copies in pdf format of the certificate required by Section 6.01(b) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

(y) Section 6.02 of the Agreement is amended to read in its entirety as follows:

“Notices of Defaults. Upon any Responsible Officer obtaining knowledge thereof, the Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Responsible Officer of MetLife setting forth the details of the event or

5	First Amendment

development requiring such notice and any action taken or proposed to be taken with respect thereto.”

(z) Clause (a) of Section 6.05 of the Agreement is amended to read in its entirety as follows:

“(a) keep and maintain all its property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) except to the extent that failure to do so could not be reasonably expected to result in a Material Adverse Change, and”

(aa) Section 6.08 of the Agreement is amended by deleting the reference to “in the case of Loans, to back up commercial paper and,”, it being understood and agreed that this deletion shall not change the purpose for which the proceeds of Loans under the Agreement and Letters of Credit under the Agreement have been and may be used.

(bb) The second parenthetical contained in Section 7.02(a) of the Agreement is amended to read in its entirety as follows:

“(excluding (i) assets sold or disposed of in the ordinary course of business and (ii) assets sold or disposed of between or among MetLife and/or its direct and indirect wholly-owned Subsidiaries)”

(cc) Section 7.03 of the Agreement is amended (i) by deleting from clause (a) “in the ordinary course of business” and (ii) amending clause (b) to read in its entirety as follows:

“(b) transactions between or among MetLife and/or its direct or indirect Subsidiaries.”

(dd) Section 8.01(g) of the Agreement is amended to read in its entirety as follows:

“(g) any event or condition occurs that results in Material Indebtedness of MetLife or any of its Material Subsidiaries becoming due prior to the scheduled maturity of such Material Indebtedness; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) Indebtedness that is required to be prepaid as a result of the delivery of a voluntary prepayment notice with respect to such Indebtedness;”

(ee) Section 8.01(j) of the Agreement is amended to read in its entirety as follows:

“(j) MetLife or any of its Material Subsidiaries shall admit in writing its inability to pay, or fail generally to pay, its debts as they become due;”

(ff) Section 8.01(l) of the Agreement is amended to read in its entirety as follows:

“(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, results in a Material Adverse Change; or”

(gg) Clause Second of Section 8.03 of the Agreement is amended by replacing the reference to “Lenders” with “Lenders, the Fronting L/C Issuer, the Several L/C Agent and any Limited Fronting Lender”.

6	First Amendment

(hh) Clause (A) of the last sentence of Section 10.01 of the Agreement is amended to read in its entirety as follows:

“(A) the Commitment of any Defaulting Lender may not be increased or extended, and the principal amount of any Loan or Unreimbursed Amount owing to such Defaulting Lender may not be reduced, in any case without the consent of such Defaulting Lender,”

(ii) Section 10.04 of the Agreement is amended by replacing the reference to “Lender” in each of clause (c), clause (d) and clause (ii) of the second proviso with “Lender, the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender”.

(jj) Section 10.05(b) of the Agreement is amended to read in its entirety as follows:

“(b) Each Borrower shall indemnify the Administrative Agent, each Lender, the Fronting L/C Issuer, the Several L/C Agent, each Limited Fronting Lender and the directors, officers, employees, agents, advisors and Affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including, without limitation, the reasonable fees, charges and disbursements of one counsel for the Indemnitees, unless the Indemnitees have conflicting interests that cannot reasonably be represented by one counsel, in which case such expenses shall include the reasonable fees, charges and disbursements of no more than such number of counsels as are necessary to represent such conflicting interests) incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting L/C Issuer, Several L/C Agent or any Limited Fronting Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a breach in bad faith by an Indemnitee in any material respect of such Indemnitee’s obligations hereunder or under any other Loan Document, or (z) result from any action, suit, proceeding or claim solely among Indemnitees brought by any Indemnitee against any other Indemnitee (other than such other Indemnitee acting in its capacity as Administrative Agent, Fronting L/C Issue, Several L/C Agent and/or Limited Fronting Lender to the extent otherwise entitled to be indemnified hereunder) that does not involve an act or omission (or alleged act or omission) by the Borrowers or any of the Borrowers’ affiliates.”

(kk) Section 10.06 of the Agreement is amended to read in its entirety as follows:

7	First Amendment

“Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender, any Confirming Bank, the Administrative Agent or any Lender, or the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender, any Confirming Bank, the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, such Limited Fronting Lender, such Confirming Bank or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) the Fronting L/C Issuer, the Several L/C Agent, such Limited Fronting Lender, such Confirming Bank and each such Lender severally agrees to pay to the Administrative Agent (for the account of the applicable Person) upon demand its applicable share of any amount so recovered from or repaid by the applicable party, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.”

(ll) Section 10.07(b) of the Agreement is amended by replacing the reference to “five (5)” with “ten (10)”.

(mm) The definition of “Eligible Assignee” set forth in Section 10.07(g) of the Agreement is amended to read it its entirety as follows:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and any Limited Fronting Lender (but only if the Lender who is the assignor is a Participating L/C Issuer with respect to such Limited Fronting Lender), and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed and such consent by the Borrowers being deemed to have been given unless the Borrowers shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having actually received notice thereof); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Borrower, (B) any of the Borrowers’ Affiliates or Subsidiaries, or (C) a Person who is a Non-NAIC Approved Bank at the effective time of the assignment pursuant to this Section 10.07 (unless such Person is otherwise acceptable to the Administrative Agent and Bank of America).”

(nn) the last sentence of Section 10.07(i) of the Agreement is amended to read in its entirety as follows:

“Upon the appointment of a successor Fronting L/C Issuer and/or the Several L/C Agent (and its acceptance of such appointment) and the receipt of any necessary approvals from any beneficiaries of any outstanding Letters of Credit and any insurance regulatory authorities, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting L/C Issuer and/or the Several L/C Agent and (b) the successor Fronting L/C

8	First Amendment

Issuer and/or the Several L/C Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.”

(oo) A new Section 10.07(j), reading in its entirety as follows, is added to the Agreement:

“(j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any successor Fronting L/C Issuer, as applicable, becomes a Non-NAIC Approved Bank, the Borrowers shall be entitled to appoint from among the Lenders a successor Fronting L/C Issuer hereunder; provided, however, that such Lender shall be an NAIC Approved Bank at the time of such appointment. If Bank of America or any successor Fronting L/C Issuer, as applicable, is replaced by the Borrowers pursuant to this Section 10.07(j), Bank of America or such successor Fronting L/C Issuer, as applicable, shall retain all the rights and obligations of the Fronting L/C Issuer hereunder with respect to all Fronted Letters of Credit outstanding as of the effective date of its replacement as Fronting L/C Issuer and all L/C Obligations with respect thereto. Upon the appointment of a successor Fronting L/C Issuer (and its acceptance of such appointment) and the receipt of any necessary approvals from any beneficiaries of any outstanding Fronted Letters of Credit and any insurance regulatory authorities, (a) the successor Fronting L/C Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the replaced Fronting L/C Issuer and (b) the successor Fronting L/C Issuer shall issue letters of credit in substitution for the Fronted Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such replaced Fronting L/C Issuer to effectively assume the obligations of such replaced Fronting L/C Issuer with respect to such Fronted Letters of Credit.”

(pp) Clause (a) of Section 10.08 of the Agreement is amended by inserting “, auditors” immediately following the reference to “advisors”.

(qq) Section 10.15(b) of the Agreement is amended by replacing the reference to “If a Lender is a Defaulting Lender” with “If a Lender becomes a Defaulting Lender or a Non-NAIC Approved Bank”.

(rr) Schedule 10.02 of the Agreement is amended by replacing it in its entirety with Schedule 10.02 attached hereto.

(ss) A new Exhibit G is added to the Agreement in the form of Exhibit G attached hereto.

(tt) The Table of Contents of the Agreement is amended by adding “G Compliance Certificate” immediately following the reference to “F Several Letter of Credit”.

2. Conformed Agreement. For the convenience of the parties hereto, a conformed copy of the Agreement, as amended hereby, is attached as Annex A hereto.

3. Representations. As a material inducement to the Lenders and the Administrative Agent to execute and deliver this Amendment, each Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

9	First Amendment

(a) that such Borrower has all requisite corporate authority and power to execute, deliver, and perform its obligations under this Amendment, which execution, delivery, and performance (i) have been duly authorized by all necessary corporate action, (ii) require no approvals from any Governmental Authority that have not been obtained and are not in full force and effect, (iii) do not violate its certificate of incorporation or its bylaws, (iv) do not violate any applicable law or Governmental Order, and (v) do not violate or result in a default under any indenture, agreement or other instrument binding on it or its assets, except, in the case of clauses (iv) and (v) above, to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change;

(b) upon its execution and delivery by the Borrowers, the Administrative Agent, and the Required Lenders, this Amendment will constitute legal and binding obligation of such Borrower, enforceable against such Borrower in accordance with this Amendment’s terms, except as that enforceability may be limited by general principles of equity or by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally;

(c) no Default or Event of Default has occurred and is continuing; and

(d) the representations and warranties of such Borrower set forth in the Agreement (other than in Section 4.04(c) and in Section 4.06) are true and correct on and as of the date hereof.

4. Conditions Precedent to Effectiveness. This Amendment shall not become effective unless and until the Administrative Agent receives the following:

(a) counterparts of this Amendment executed by the Borrowers, the Required Lenders, and the Administrative Agent;

(b) any other documents, instrument, certificates, evidences and legal opinions as it may reasonably request in connection herewith; and

(c) payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced to the Borrower on or prior to the date hereof.

5. Expenses. The Borrowers shall pay all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

6. Miscellaneous. Unless stated otherwise herein, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document, (f) delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment, (g) this Amendment, the Agreement, as amended by this Amendment, and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supercede any and all prior agreements and understandings, oral or written,

10	First Amendment

relating to the subject matter hereof, and (h) except as provided in this Amendment, the Agreement, the Notes, and the other Loan Documents are unchanged and are ratified and confirmed.

7. Parties. This Amendment is a Loan Document. This Amendment binds and inures to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns, subject to Section 10.07.

The parties hereto have executed this Amendment in multiple counterparts as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

11	First Amendment

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

METLIFE, INC.

By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Senior Vice President and Treasurer

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

METLIFE FUNDING, INC.

By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Chairman, President and Treasurer

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

BANK OF AMERICA, N.A., as Administrative Agent, Fronting L/C Issuer, Several L/C Agent and a Lender

By:	/s/ Chris Choi
	Name:	Chris Choi
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kimberly Dauber
	Name:	Kimberly Dauber
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Karen Hanke
	Name:	Karen Hanke
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Silvester
	Name:	Paul Silvester
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

BARCLAYS BANK PLC, as a Lender

By:	/s/ Diane Rolfe
	Name:	Diane Rolfe
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

BNP PARIBAS, as a Lender

By:	/s/ Michael Albenese
	Name:	Michael Albenese
	Title:	Managing Director

By:	/s/ Nair P. Raghu
	Name:	Nair P. Raghu
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

CITIBANK, N.A., as a Lender

By:	/s/ Richard Rivera
	Name:	Richard Rivera
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director
Banking Products
Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director
Banking Products
Services, US

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Glenn Schuermann
	Name:	Glenn Schuermann
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

ING BANK N.V., LONDON BRANCH, as a Lender

By:	/s/ MER Sharman
	Name:	MER Sharman
	Title:	Managing Director

By:	/s/ NJ Marchant
	Name:	NJ Marchant
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ David Lim
	Name:	David Lim
	Title:	Authorized Signatory

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Karen Beatty
	Name:	Karen Beatty
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Adim Offurum
	Name:	Adim Offurum
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ Paul Vedova
	Name:	Paul Vedova
	Title:	Vice President

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

NOMURA INTERNATIONAL PLC, as a Lender

By:	/s/ Sean Kelly
	Name:	Sean Kelly
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

NORDEA BANK FINLAND PLC NEW YORK AND CAYMAN ISLANDS BRANCHES, as a Lender

By:	/s/ Harri Staven
	Name:	Harri Staven
	Title:	Vice President

By:	/s/ Mogens R. Jensen
	Name:	Mogens R. Jensen
	Title:	Senior Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gustavus A. Bahr
	Name:	Gustavus A. Bahr
	Title:	Senior Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SOCIETE GENERALE, as a Lender

By:	/s/ William Aishton
	Name:	William Aishton
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE TORONTO-DOMINION BANK NEW YORK BRANCH, as a Lender

By:	/s/ Robyn Zeller
	Name:	Robyn Zeller
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Evan Glass
	Name:	Evan Glass
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone – G011
	Title:	Assistant Vice President

By:	/s/ Dennis McClellan – M040
	Name:	Dennis McClellan – M040
	Title:	Assistant Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Chris McKean
	Name:	Chris McKean
	Title:	SVP

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

STATE STREET BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Deirdre M. Holland
	Name:	Deirdre M. Holland
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Michael A. Imperiale
	Name:	Michael A. Imperiale
	Title:	Director

By:	/s/ Blanca Saavedra
	Name:	Blanca Saavedra
	Title:	Vice President

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SCOTIABANC INC., as a Lender

By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

Signature Page to

First Amendment to Five-Year Credit Agreement

Signature Page to that certain First Amendment to Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc., MetLife Funding, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Gina Harth-Cryde
	Name:	Gina Harth-Cryde
	Title:	Managing Director

By:	/s/ W Jay Buckley
	Name:	W Jay Buckley
	Title:	Managing Director

Signature Page to

First Amendment to Five-Year Credit Agreement

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

BORROWERS:

MetLife, Inc.

MetLife Funding, Inc.

1095 Avenue of the Americas

New York, NY 10036

Attention: Marlene B. Debel

Telephone: 212-578-3470

Electronic Mail: mdebel@metlife.com

Website Address: www.metlife.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

Account No.: 1292000883

Ref: MetLife, Inc.

ABA# 026009593

Other Notices as Administrative Agent

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone: 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

Schedule 10.02

FRONTING L/C ISSUER:

Bank of America, N.A.

Trade Operations-Los Angeles #22621

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention:        Sandra Leon

Vice President

Telephone:      213-417-9524

Facsimile:       213-457-8841

Electronic Mail: sandra.leon@baml.com

with copies to:

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone: 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

and

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

Account No.: 1292000883

Ref: MetLife, Inc.

ABA# 026009593

Schedule 10.02

SEVERAL L/C AGENT:

Bank of America, N.A.

Trade Operations-Los Angeles #22621

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Sandra Leon, Vice President

Telephone: 213-417-9524

Facsimile: 213-457-8841

Electronic Mail: sandra.leon@baml.com

with copies to:

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

and

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

Schedule 10.02

EXHIBIT G

FORM OF

CERTIFICATE OF A FINANCIAL OFFICER OF METLIFE, INC.

Reference is made to the Five-Year Credit Agreement dated as of August 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MetLife, Inc., MetLife Funding, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned does hereby certify, in his or her capacity as a Financial Officer of MetLife, Inc. and not in a personal capacity, to the best of his or her knowledge, as follows pursuant to Section 6.01(b) of the Credit Agreement:

(i) No Default has occurred and is continuing as of [            , 20    ][Insert details with respect to any Default that has occurred, and any action taken or proposed to be taken with respect thereto].

(ii) MetLife’s compliance with Section 7.04 of the Credit Agreement is shown in calculations attached hereto as Exhibit A.

(iii) Any changes in GAAP or SAP or the application thereof that has occurred since the most recently delivered financial statements would be included in the [            ] section of our Form [    ] filing for the period ended [            , 20    ], which is located at http://www.sec.gov and in the Statutory Financial information provided with respect to Metropolitan Life Insurance Company.

Dated: [ , 20 ]

METLIFE, INC.

By:
Name:
Title:

Exhibit G

ANNEX A

(See Attached)

Annex A

CONFORMED COPY (marked to reflect the execution version of the First Amendment)

Published CUSIP Number: 59157FAV5

FIVE-YEAR CREDIT AGREEMENT

dated as of August 12, 2011

Amending and Restating

364-DAY CREDIT AGREEMENT

dated as of October 15, 2010

among

METLIFE, INC.

AND

METLIFE FUNDING, INC.,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent,

Fronting L/C Issuer and Several L/C Agent,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

CREDIT SUISSE AG, NEW YORK BRANCH,

DEUTSCHE BANK SECURITIES INC.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC

and

WELLS FARGO SECURITIES, LLC,

as

Joint Lead Arrangers and Book Managers

ii	Five-Year Credit Agreement

4.02.	Authorization; Enforceability	47

4.03.	Governmental Approvals; No Conflicts	47

4.04.	Financial Condition; No Material Adverse Change	48

4.05.	Properties	48

4.06.	Litigation and Environmental Matters	48

4.07.	Compliance with Laws and Agreements	49

4.08.	Investment Company Status	49

4.09.	Taxes	49

4.10.	ERISA	49

4.11.	Disclosure	49

4.12.	Margin Stock	49

ARTICLE V. CONDITIONS TO CREDIT EXTENSIONS		50

5.01.	Closing Date	50

5.02.	Effectiveness of Amendment and Restatement	50

5.03.	Each Credit Event	50

ARTICLE VI. AFFIRMATIVE COVENANTS		51

6.01.	Financial Statements and Other Information	51

6.02.	Notices of Defaults	53

6.03.	Existence; Conduct of Business	53

6.04.	Payment of Obligations	53

6.05.	Maintenance of Properties; Insurance	53

6.06.	Books and Records; Inspection Rights	53

6.07.	Compliance with Laws	54

6.08.	Use of Proceeds	54

6.09.	Support Agreement	54

ARTICLE VII. NEGATIVE COVENANTS		54

7.01.	Liens	54

7.02.	Fundamental Changes	55

7.03.	Transactions with Affiliates	56

7.04.	Consolidated Net Worth	56

ARTICLE VIII. EVENTS OF DEFAULT		56

8.01.	Events of Default	56

8.02.	Remedies Upon Event of Default	58

8.03.	Application of Funds	58

iii	Five-Year Credit Agreement

ARTICLE IX. ADMINISTRATIVE AGENT		59

9.01.	Appointment and Authorization of Administrative Agent	59

9.02.	Delegation of Duties	60

9.03.	Liability of Administrative Agent	60

9.04.	Reliance by Administrative Agent	60

9.05.	Notice of Default	61

9.06.	Credit Decision; Disclosure of Information by Administrative Agent	61

9.07.	Indemnification of Administrative Agent	61

9.08.	Administrative Agent in its Individual Capacity	62

9.09.	Successor Administrative Agent	62

9.10.	Administrative Agent May File Proofs of Claim	63

9.11.	Other Agents; Joint Lead Arrangers and Book Managers	63

ARTICLE X. MISCELLANEOUS		63

10.01.	Amendments, Etc.	63

10.02.	Notices and Other Communications; Facsimile Copies	64

10.03.	No Waiver; Cumulative Remedies	66

10.04.	Enforcement	67

10.05.	Costs, Expenses and Indemnification	67

10.06.	Payments Set Aside	68

10.07.	Successors and Assigns	69

10.08.	Confidentiality	73

10.09.	Set-off	74

10.10.	Interest Rate Limitation	74

10.11.	Counterparts	74

10.12.	Integration	74

10.13.	Survival of Representations and Warranties	75

10.14.	Severability	75

10.15.	Mitigation of Obligations; Replacement of Lenders	75

10.16.	Governing Law	75

10.17.	Waiver of Right to Trial by Jury	76

10.18.	No Advisory or Fiduciary Responsibility	76

10.19.	USA PATRIOT Act Notice	77

10.20.	Restatement Closing Date Assignments	77

10.21.	Judgment Currency	77

iv	Five-Year Credit Agreement

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Pro Rata Shares
4.06	Disclosed Matters
10.2	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Assignment and Assumption
D-1	Opinion of MetLife In House Counsel
D-2	Opinion of Dewey & LeBoeuf LLP
E	Fronted Letter of Credit
F	Several Letter of Credit
G	Compliance Certificate

v	Five-Year Credit Agreement

FIVE-YEAR CREDIT AGREEMENT

This FIVE-YEAR CREDIT AGREEMENT (“Agreement”), amending and restating that certain 364-Day Credit Agreement dated as of October 15, 2010, is entered into as of August 12, 2011, among METLIFE, INC. (“MetLife”) and METLIFE FUNDING, INC. (“Funding”; together with MetLife, each a “Borrower” and collectively the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent.

The Borrowers entered into that certain 364-Day Credit Agreement, dated as of October 15, 2010 (the “Original Credit Agreement”), with the lenders, party thereto, and the Administrative Agent (as defined therein) and entered into the Three-Year Credit Agreement as of such date.

The Borrowers have requested that the Original Credit Agreement be amended in certain respects and, in order to do so, that the Original Credit Agreement be amended and restated in its entirety, and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth herein.

Upon the reduction of commitments under the Three-Year Credit Agreement as contemplated by Section 5.02(d) hereof, and the extension of the Maturity Date hereunder to August 12, 2016 upon the amendment and restatement hereof, this Agreement shall constitute MetLife’s primary long-term bank credit facility.

In consideration of the mutual covenants and agreements herein contained, the parties covenant and agree that, effective on the Restatement Closing Date upon and subject to the satisfaction in full of the conditions set forth herein, the Original Credit Agreement will be amended and restated and ratified to read in its entirety as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.19.

“Administrative Agent” means Bank of America in its capacity as administrative agent under each of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” means a Lender that is not obligated to issue a particular Several Letter of Credit because of one or more of the events or circumstances described in Sections 2.03(a)(iii)(A) or (B) and that has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.

Five-Year Credit Agreement

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the purposes of Section 10.07, any special purpose funding vehicle that funds itself principally in the commercial paper market shall not constitute an Affiliate of any Lender. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated), and the partners, officers, directors, employees, agents and advisors of such Persons and Affiliates.

“Aggregate Commitments” means, as of the date of any determination, the Commitments of all of the Lenders then in effect. As of the date hereof, the Aggregate Commitments shall equal $3,000,000,000.

“Agreement” means this Five-Year Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.21.

“Alico Stock Purchase Agreement” means, collectively, the Stock Purchase Agreement, dated as of March 7, 2010, by and among MetLife, ALICO Holdings LLC, a Delaware limited liability company and American International Group, Inc., a Delaware corporation, together with any other agreement entered into in connection therewith.

“Alternative Currency” means the Euro.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Alternative Currency as determined by the Fronting L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of the Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Applicable Insurance Regulatory Authority” means the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which the Company is domiciled.

“Applicable Rate” means, from time to time, the following percentages (expressed in basis points) per annum, based upon the Debt Ratings as set forth below:

2	Five-Year Credit Agreement

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Eurodollar Rate Loan	Base Rate Loan	Letter of Credit Fee
1	A+/A1 or better	10.0	100.0	0.0	87.5
2	A/A2	12.5	112.5	12.5	100.0
3	A-/A3	15.0	125.0	25.0	112.5
4	BBB+/Baa1	20.0	150.0	50.0	137.5
5	BBB/Baa2 or worse	30.0	187.5	87.5	175.0

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of MetLife’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if MetLife has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if MetLife does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicant” means with respect to a particular Letter of Credit, any Borrower or any other Subsidiary of MetLife applying for such Letter of Credit pursuant to Section 2.03.

“Approved Fund” has the meaning specified in Section 10.07(g).

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and book managers.

“Assignee Group” has the meaning specified in Section 10.07(g).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of MetLife and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year of MetLife and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(v).

3	Five-Year Credit Agreement

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the Fronting L/C Issuer and the Lenders to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means that certain letter agreement dated as of July 8, 2011, among the Borrowers, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Daily Floating Eurodollar Rate plus 1% (or, if the Daily Floating Eurodollar Rate is not published or available for a Business Day for any reason, the rate per annum determined by the Administrative Agent to be the comparable one-month rate for such Business Day that would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” (a) means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Administrative Agent’s Office is located; (b) if such day is a day on which the Eurodollar Rate or the Daily Floating Eurodollar Rate is to be determined, means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market; and (c) if such day is a day on which any disbursements, settlements and payments in the Alternative Currency are to be carried out pursuant to this Agreement, means a TARGET Day.

“Cash Collateral” means, with respect to any Letter of Credit, deposit account balances maintained with the Administrative Agent, denominated in Dollars or, at the applicable Borrower’s option if such Letter of Credit is denominated in Euros, in Euros and pledged, as collateral, to the Administrative Agent for the benefit of the Fronting L/C Issuer or the Lenders, as applicable, in an amount equal to the Outstanding Amount of L/C Obligations.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), of shares

4	Five-Year Credit Agreement

representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MetLife, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of MetLife by Persons who were neither (i) nominated by the board of directors of MetLife nor (ii) appointed by directors so nominated.

“Closing Date” means the date all the conditions precedent in Section 5.01 of the Original Credit Agreement were satisfied or waived in accordance with Section 10.01, which was October 15, 2010.

“Co-Applicant” means MetLife, acting as a co-applicant for an Applicant (other than Funding), with respect to a particular Letter of Credit.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01, (b) issue Several Letters of Credit (or to purchase participations therein if it becomes a Non-NAIC Approved Bank) and (c) purchase participations in L/C Obligations with respect to Fronted Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the sum of (i) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 and (ii) the Dollar amount set forth for such Lender in any Assignment and Assumption pursuant to which such Lender acquired any such obligation, if applicable, as such sum may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.08(a).

“Company” means Metropolitan Life Insurance Company.

“Compensation Period” has the meaning specified in Section 2.11(c)(ii).

“Confirming Bank” means, as provided in Section 2.14 with respect to any Non-NAIC Approved Bank, (a) Bank of America or (b) any other Lender that is an NAIC Approved Bank and that has agreed to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer and which are outstanding during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank.

“Consolidated Net Worth” means the consolidated stockholders’ equity, determined in accordance with GAAP, of MetLife and its Consolidated Subsidiaries; provided that in determining such consolidated stockholders’ equity, any “Accumulated Other Comprehensive Income (Loss)” shown on a consolidated balance sheet of MetLife and its Consolidated Subsidiaries prepared in accordance with GAAP shall be excluded.

“Consolidated Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Continuing Lenders” has the meaning specified in Section 10.20.

“Control” has the meaning specified in the definition of “Affiliate”.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

5	Five-Year Credit Agreement

“Daily Floating Eurodollar Rate” means, for any day, the rate per annum equal to BBA LIBOR, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Day if such day is not a Business Day) for Dollar deposits with a term equivalent to one (1) month.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.03(m), any Lender (or, in the case of clause (d) of this definition, any entity that controls such Lender or its ability to fund hereunder) that (a) has failed to (i) fund all or any portion of its Loans or Several Letters of Credit within two Business Days of the date such Loans or Several Letters of Credit were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Fronting L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Fronted Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the applicable Fronting L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not

6	Five-Year Credit Agreement

result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Lender, whether through the ability to exercise voting power, by contract or otherwise and “controls” has a meaning correlative thereto. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.03(m)) upon delivery of written notice of such determination to the Borrower, any Fronting L/C Issuer and each Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in the Alternative Currency, the equivalent amount thereof in Dollars as determined by the Fronting L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with the Alternative Currency.

“Early Termination” has the meaning specified in the definition of “Material Unpaid Swap Indebtedness”.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of MetLife or any of its Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, excluding in any case liabilities arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with MetLife, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of

7	Five-Year Credit Agreement

Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) “reportable event”, under Section 4043 of ERISA and the regulations issued thereunder, for which the notice has not been waived; (b) the existence with respect to any Plan of an “unpaid minimum required contribution,” described in Section 4971(c)(4) of the Code, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by MetLife or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by MetLife or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by MetLife or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by MetLife or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from MetLife or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Base Rate” has the meaning specified in the definition of “Eurodollar Rate”.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

8	Five-Year Credit Agreement

The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Exiting Lenders” has the meaning specified in Section 10.20.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, franchise or similar taxes, in each case, imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or, in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept or principle of residence, the jurisdiction (or any political subdivision thereof) in which such recipient is so resident, (b) Taxes imposed by reason of any present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other than solely as a result of the execution and delivery of this Agreement, the making of any Credit Extensions hereunder or the performance of any action provided for hereunder, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located (d) any backup withholding tax imposed by the United States of America as the result of such recipient’s failure to comply with Section 3.01(e), (e) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 10.15(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 3.01(e), and (f) any Taxes imposed by the United States of America as a result of the failure of such recipient to comply with the applicable requirements of FATCA.

“Existing Letters of Credit” means the letters of credit heretofore issued by Bank of America on a fronted basis or by the Lenders on a several basis pursuant to the Original Credit Agreement or the Three-Year Credit Agreement that are described on Schedule 1.01.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

“Fee Letters” mean the Bank of America Fee Letter, the JPMorgan Fee Letter, and the Wells Fargo Fee Letter.

9	Five-Year Credit Agreement

“FHLBB” has the meaning specified in Section 7.01(i).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of MetLife.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronted Letter of Credit” means any Letter of Credit which is issued by the Fronting L/C Issuer pursuant to Section 2.03(a), in substantially the form of Exhibit E or in such other form as may be acceptable to the Fronting L/C Issuer. Fronted Letters of Credit may be issued in Dollars or the Alternative Currency.

“Fronting L/C Issuer” means Bank of America in its capacity as an issuer of Fronted Letters of Credit, or any successor in such capacity. In issuing Fronted Letters of Credit denominated in the Alternative Currency, Bank of America may, at the request of the applicable Borrower, cause such Fronted Letters of Credit to be issued (or confirmed) by one or more of its foreign branches or affiliates as provided in Section 2.03(a)(i), and in such case such foreign branch or affiliate shall be deemed to be Bank of America.

“Fund” has the meaning specified in Section 10.07(g).

“Funding” has the meaning specified in the introductory paragraph hereto.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

10	Five-Year Credit Agreement

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i) and (c)(ii).

“Increase Effective Date” has the meaning specified in Section 2.13(c).

“Increasing Party” has the meaning specified in Section 10.20.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (excluding, for the avoidance of doubt, surety bonds, fidelity bonds and other similar insurance products);

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) all Surplus Relief Reinsurance ceded by such Person;

(f) capital leases of which such Person is the lessee; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 10.05(b).

“Indemnified Taxes” means Taxes imposed on any amount payable by any Borrower under this Agreement, other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.05(b).

“Information” has the meaning specified in Section 10.08.

11	Five-Year Credit Agreement

“Interest Payment Date” means, (a) as to any Loan owing to any Lender other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan owing to any Lender, the last Business Day of each March, June, September and December; and (c) as to any Loan, the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or nine or twelve months if consented to by all of the Lenders) thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender, as applicable, and a Borrower (and, if applicable, any Subsidiary as an Applicant) or in favor of the Fronting L/C Issuer, the Several L/C Agent or such Limited Fronting Lender, as applicable, and relating to any such Letter of Credit.

“Joining Lenders” has the meaning specified in Section 10.20.

“JPMorgan Fee Letter” means that certain letter agreement dated as of July 8, 2011, among the Borrowers and J.P. Morgan Securities LLC.

“Judgment Currency” has the meaning specified in Section 10.21.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

12	Five-Year Credit Agreement

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unpaid Unreimbursed Amounts. For purposes of computing the aggregate undrawn amount of any Letter of Credit (other than for purposes of calculating the fees payable pursuant to Sections 2.03(i) and (j) and Sections 2.08(a) and (b)), such amount shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Fronting L/C Issuer, the Several L/C Agent and each Limited Fronting Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued or deemed issued hereunder and shall include the Existing Letters of Credit (which for the avoidance of doubt, will be deemed issued hereunder as of the Restatement Closing Date).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Fronting L/C Issuer or the Several L/C Agent, as applicable.

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Fronting Lender” means, (a) as provided in Section 2.03(a)(vi), (i) Bank of America (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) or (ii) any other Lender (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Lender’s Pro Rata Share of a particular Several Letter of Credit, or (b) as provided in Section 2.14, (i) Bank of America or (ii) any other Lender that is a NAIC Approved Bank and that agrees in writing with the Borrowers that it shall be an issuer with respect to any Non-NAIC Approved Bank’s Pro Rata Share of Several Letters of Credit issued during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, each Issuer Document, and the Fee Letters.

13	Five-Year Credit Agreement

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the FRB.

“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property or financial condition of MetLife and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder. For the avoidance of doubt, Material Adverse Change shall be determined after giving effect to third party payments (whether made directly or indirectly, including without limitation by way assumption of liabilities or adjustment to purchase price), if any, reasonably expected to be received under any applicable insurance contract or policy, reinsurance agreement, retrocession agreement, indemnification agreement or acquisition agreement, including without limitation the Alico Stock Purchase Agreement.

“Material Indebtedness” means at any time Indebtedness (other than the Loans and L/C Obligations) of MetLife or any of its Material Subsidiaries in an aggregate principal amount exceeding $750,000,000 minus the aggregate principal amount of Material Unpaid Swap Indebtedness at such time.

“Material Subsidiary” means, at any time, (i) Funding, (ii) the Company and (iii) each Subsidiary of MetLife that satisfies the definition of “significant subsidiary” contained as of the Restatement Closing Date in Regulation S-X of the SEC, but excluding any Subsidiary (an “Investment Subsidiary”) established in connection with the ownership and investment management of the general account assets of (a) the Company or (b) any other Material Subsidiary of MetLife that is an insurance company (each of the Company and such other insurance company being an “Insurance Subsidiary”); provided, however, that so long as the consolidated assets of the Investment Subsidiaries of any Insurance Subsidiary exceed 25% of the consolidated assets of such Insurance Subsidiary, then each such Investment Subsidiary shall be deemed to be a Material Subsidiary.

“Material Unpaid Swap Indebtedness” means such obligations of MetLife or any of its Material Subsidiaries: (i) then due and payable by MetLife or any of its Material Subsidiaries in respect of one or more Swap Contracts (giving effect to any legally enforceable netting agreements) as a result of such Swap Contracts being terminated, accelerated, or closed-out prior to the scheduled termination of such Swap Contracts (an “Early Termination”), and (ii) such Early Termination was the result of an event of default or other similar breach of such Swap Contracts attributable to MetLife or any of its Material Subsidiaries.

“Maturity Date” means August 12, 2016.

“Maximum Rate” has the meaning specified in Section 10.10.

“MetLife” has the meaning specified in the introductory paragraph hereto.

“MetLife Entity” has the meaning specified in Section 7.01(j).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

14	Five-Year Credit Agreement

“NAIC Approved Bank” means any Lender that is listed on the most current “Bank List” of banks approved by the NAIC; provided that if such Lender is a Foreign Lender, such Lender is acting through the United States branch of such Lender listed on such “Bank List”.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(v).

“Non-NAIC Approved Bank” means, at any time, any Lender that is not a NAIC Approved Bank.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Original Credit Agreement” has the meaning specified in the recitals hereto.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate principal amount thereof outstanding at the close of business on such date after giving effect to any borrowings, prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations at the close of business on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the Dollar Equivalent of the aggregate amount of the L/C Obligations as of such date, including such changes resulting from any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Lender or Non-NAIC Approved Bank, as applicable, for whose Pro Rata Share a Limited Fronting Lender has agreed to be liable as an issuer.

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

15	Five-Year Credit Agreement

(b) bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) Liens on deposit accounts or securities accounts, including bankers’ Liens and rights of setoff arising in the ordinary course of business;

(f) Liens arising out of deposits of cash or securities with reinsurance trusts, ceding companies or insurance regulators in the ordinary course of business; and

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or the Company;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which MetLife or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 6.01.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if each Lender’s Commitment and the obligation of the Fronting L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Pro Rata Share of a Lender may be adjusted in accordance with the provisions of this Agreement, including provisions regarding Defaulting Lenders.

“Public Lender” has the meaning specified in Section 6.01.

“Reducing Party” has the meaning specified in Section 10.20.

16	Five-Year Credit Agreement

“Register” has the meaning specified in Section 10.07(c).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender has been terminated pursuant to Section 8.02, Lenders holding more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s issuer liability or risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of a Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Restatement Closing Date” means the date all the conditions precedent in Section 5.02 are satisfied or waived in accordance with Section 10.01.

“Revaluation Date” means, with respect to any Fronted Letter of Credit denominated in the Alternative Currency, each of the following: (i) each date of issuance of any Fronted Letter of Credit denominated in the Alternative Currency, (ii) each date of an amendment of any Fronted Letter of Credit denominated in the Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Fronting L/C Issuer under any Letter of Credit denominated in the Alternative Currency, (iv) each date on which fees are calculated or payable pursuant to Sections 2.03 (i) or (j), and (v) each other date on which the Fronting L/C Issuer or the Administrative Agent, as applicable, may determine in its good faith discretion that the provisions of Sections 2.04(b) or (c) may be applicable.

“Risk Participation Cash Collateral” means, with respect to any Fronted Letter of Credit, deposit account balances maintained with the Administrative Agent, denominated in Dollars and pledged, as collateral, to the Administrative Agent for the benefit of the Fronting L/C Issuer or any Limited Fronting Lender, as applicable, in an amount equal to (x) the aggregate Pro Rata Shares of all Defaulting Lenders times (y) the amount available to be drawn under such Fronted Letter of Credit, such pledge to be made pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documentation is hereby consented to by the Lenders, the Fronting L/C Issuer and each Limited Fronting Lender, as applicable).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Transactions” means (a) securities lending arrangements, and (b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments.

17	Five-Year Credit Agreement

“Several L/C Agent” means Bank of America, in its capacity as agent and attorney-in-fact for the Lenders in issuing and amending Several Letters of Credit, or any successor in such capacity.

“Several Letter of Credit” means any Letter of Credit issued severally by the Lenders, substantially in the form of Exhibit F, with such changes therein as the Several L/C Agent determines are acceptable to it and not adverse to the interests of the Lenders.

“SPC” has the meaning specified in Section 10.07(h).

“Spot Rate” for a currency (the “first currency”) means, on any day, the spot fix rate for bids at which the first currency may be purchased with another currency (the “second currency”), at 11:00 a.m., New York time, on such date as published by The WM Company on Bloomberg or Reuters. In the event that such rate is not published by The WM Company, the Spot Rate with respect to the first currency shall be determined by reference to such other publicly available service for displaying spot fix exchange rates as may be reasonably selected by the Administrative Agent, or, in the event no such service is selected, such Spot Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent, for the first currency on the London market at 4:00 p.m., London time, on such date for the purchase of the first currency with the second currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrowers, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Statutory Statement” means a statement of the condition and affairs of the Company, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Borrower.

“Support Agreement” means the Support Agreement dated as of November 30, 1984 between the Company and Funding, as amended and restated effective as of that date on July 2, 1985.

“Surplus Relief Reinsurance” means any transaction in which the Company or any Subsidiary of the Company cedes business under a reinsurance agreement that would be considered a “financing-type” reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

“Swap Contract” means any and all rate swap transactions (including inflation swaps), basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into

18	Five-Year Credit Agreement

any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement or cleared through one or more clearing houses, executed on an exchange or other central limit order book, or executed bilaterally with a financial institution, and the related confirmations. As used in this definition, “Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any futures customer agreement, cleared derivatives addendum to such futures customer agreement or any other master agreement governing any of the transactions described in the definition, together with any related schedules or annexes, with such changes or modifications as may be agreed by the parties to such agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Fronting L/C Issuer to be a suitable replacement) is open for the settlement of payments in the Alternative Currency.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including penalties, interest and additions to tax.

“Three-Year Credit Agreement” means the Three-Year Credit Agreement dated as of October 15, 2010, by and among Borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, fronting letter of credit issuer and several letter of credit agent, as amended and restated by the Five-Year Credit Agreement dated as of September 13, 2012, by and among Borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, fronting letter of credit issuer and several letter of credit agent, and as the same may otherwise be amended, amended and restated, supplemented or otherwise modified from time to time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the Borrowings when made, the issuance of Letters of Credit when issued and the use of proceeds thereof.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i) and (ii).

“Wells Fargo Fee Letter” means that certain letter agreement dated as of July 8, 2011, among the Borrowers and Wells Fargo Securities, LLC.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

19	Five-Year Credit Agreement

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as the case may be, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements or Statutory Statements, as of and for the year ended December 31, 2009, as applicable, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP or SAP would affect the computation of any requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP or SAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, as in effect prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP or SAP.

1.04. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.05. Days/Times of Day. Unless otherwise specified, (a) all references herein to a day shall be references to a calendar day, and (b) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

20	Five-Year Credit Agreement

1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof that occur without amendment as the result of the occurrence of a date, the passage of time or the occurrence or nonoccurrence of an event, as expressly set forth in such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

1.07. Exchange Rates; Currency Equivalents.

(a) The Fronting L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Fronted Letters of Credit denominated in the Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except as otherwise provided herein, the applicable amount of the Alternative Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Fronting L/C Issuer.

(b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Fronted Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Fronted Letter of Credit is denominated in the Alternative Currency, such amount shall be the Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Fronting L/C Issuer.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrowers from time to time, on any Business Day during such Lender’s Availability Period, in Dollars and in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus the Outstanding Amount of all L/C Obligations owing to such Lender (whether as an issuer or as a participant) shall not exceed such Lender’s Commitment (except as provided in clauses (A), (D) and (E), as applicable, of Section 2.03(a)(i) for the Fronting L/C Issuer or a Limited Fronting Lender). Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, any Borrower or all Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The obligations of the Borrowers to repay Loans and L/C Obligations shall be several, not joint.

2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a

21	Five-Year Credit Agreement

Responsible Officer of a Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) which Borrower is borrowing the Borrowing, (ii) whether a Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding Subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. As promptly as practicable, upon satisfaction of the applicable conditions set forth in Section 5.03, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by either (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by a Borrower, there are Unreimbursed Amounts of such Borrower outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. If an Event of Default has occurred and is continuing and the Required Lenders through the Administrative Agent so notify the Borrowers, then so long as such Event of Default is continuing, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans of the same Type, there shall not at any one time be more than ten Interest Periods in effect with respect to Loans, unless the Administrative Agent otherwise agrees.

22	Five-Year Credit Agreement

2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, from time to time on any Business Day during the Availability Period, (A) the Fronting L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) to issue Fronted Letters of Credit denominated in Dollars or in the Alternative Currency for the account of any Borrower or any of its Subsidiaries, and to amend or extend Fronted Letters of Credit previously issued by it, and (2) to honor drawings under Fronted Letters of Credit; (B) each Lender agrees, through the Several L/C Agent, (1) to issue severally, and for itself alone, Several Letters of Credit denominated in Dollars at the request of and for the account of any Borrower or any of its Subsidiaries in such Lender’s Pro Rata Share of the aggregate stated amounts of such Several Letters of Credit, and to amend or extend Several Letters of Credit previously issued by it, and (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit denominated in Dollars in an amount equal to its Pro Rata Share of such drawings; (C) the Lenders severally agree to participate in Fronted Letters of Credit issued for the account of any Borrower or any of its Subsidiaries and any drawings thereunder in accordance with their Pro Rata Shares; (D) with respect to any Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under any Several Letter of Credit to be issued pursuant hereto, each Limited Fronting Lender, in reliance upon the agreements of such Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section 2.03, agrees to issue through the Several L/C Agent, in addition to or as a part of the Several Letters of Credit it has agreed to issue on its own behalf, severally any such Several Letter of Credit, for the account of any Borrower or any of its Subsidiaries, in an amount equal to such Affected Lender’s or Non-NAIC Approved Bank’s, as applicable, Pro Rata Share of the stated amount of such Several Letter of Credit, and to amend or extend each such Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Participating L/C Issuer; and (E) with respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (D) preceding, each applicable Affected Lender or Non-NAIC Approved Bank, as applicable, agrees to purchase participations in the obligations of such Limited Fronting Lender under such Several Letter of Credit in an amount equal to all of the credit exposure of such Limited Fronting Lender (solely in its capacity as a Limited Fronting Lender for such Affected Lender or Non-NAIC Approved Bank, as applicable) under such Several Letter of Credit; provided that after giving effect to any L/C Credit Extension, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus the Outstanding Amount of all L/C Obligations owing to such Lender (whether as an issuer or as a participant) shall not exceed such Lender’s Commitment (except as provided in clauses (A), (D) and (E), as applicable, above for the Fronting L/C Issuer or a Limited Fronting Lender), and (z) the Dollar Equivalent of the outstanding amount of the Letters of Credit denominated in the Alternative Currency shall not exceed the Alternative Currency Sublimit. Each request by a Borrower for the issuance or amendment or extension of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. If requested by the applicable Borrower but subject to the terms and conditions hereof, a Letter of Credit shall satisfy the requirements for letters of credit under the credit-for-reinsurance provisions of the relevant beneficiary’s domiciliary state’s insurance laws and regulations (or the requirements for similar purposes of such other Governmental Authority

23	Five-Year Credit Agreement

which then regulates the relevant beneficiary’s insurance business as may be specified by the applicable Borrower) as to which the applicable Borrower provides written notice to the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent prior to the date of issuance of such Letter of Credit; provided, that the Fronting L/C Issuer or the Several L/C Agent, as applicable, the Administrative Agent or any Lender shall not be obligated to verify such satisfaction. In addition, if requested by the applicable Borrower, but subject to the terms and conditions hereof, the Administrative Agent and the Fronting L/C Issuer agree to use commercially reasonable efforts, and the Lenders authorize the Administrative Agent and the Fronting L/C Issuer to use such commercially reasonable efforts, at the expense of the applicable Borrower, to issue, or cause to be issued (including by one or more foreign branches or affiliates of Bank of America), Fronted Letters of Credit (or confirmations thereof) denominated in the Alternative Currency in a form and with such terms and conditions as shall satisfy (or facilitate the satisfaction of) the requirements for letters of credit under the provisions of the laws and regulations of a foreign jurisdiction (including insurance and banking regulations thereof) or as may otherwise be reasonably requested by the beneficiary thereof (including the cedent of insurance liabilities); provided, that such issuance (or confirmation) is not, in the sole discretion of the Administrative Agent or the Fronting L/C Issuer, adverse to the interests of the Administrative Agent, the Fronting L/C Issuer or the Lenders; and provided, further, that none of the Administrative Agent, the Fronting L/C Issuer or any of the Lenders shall be obligated to verify such satisfaction. From and after the Restatement Closing Date, the Existing Letters of Credit that are Fronted Letters of Credit shall be deemed to have been issued pursuant to this Agreement by the Fronting L/C Issuer. The Existing Letters of Credit that are Several Letters of Credit shall be amended effective as of the Restatement Closing Date so that the liability of the Lenders under such Several Letters of Credit from and after the Restatement Closing Date shall be in accordance with the Lenders’ respective Pro Rata Shares and such Several Letters of Credit, as so amended, shall be deemed to have been issued pursuant to this Agreement.

(ii) Neither the Fronting L/C Issuer, the Several L/C Agent nor the Lenders, as applicable, shall issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(v), the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such Letter of Credit would occur more than twelve months after the Maturity Date, unless all the Lenders have approved such expiry date;

(iii) Neither the Fronting L/C Issuer, the Several L/C Agent nor any Lender, as applicable, shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender from issuing such Letter of Credit, or any Law applicable to the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender shall prohibit, or request that the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender refrain from, the issuance of letters of credit

24	Five-Year Credit Agreement

generally or such Letter of Credit in particular or shall impose upon the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Fronting L/C Issuer, the Several L/C Agent or if the Administrative Agent has been notified thereof by such Lender, any Lender, as applicable, applicable to letters of credit generally;

(C) except as otherwise agreed by the Fronting L/C Issuer or the Several L/C Agent, as applicable, such Letter of Credit is in an initial amount of less than $1,000,000;

(D) after the issuance of such Letter of Credit, more than sixty Letters of Credit would be outstanding unless the Borrowers, the Fronting L/C Issuer and the Several L/C Agent otherwise agree;

(E) such Letter of Credit is to be a Several Letter of Credit and is to be denominated in a currency other than Dollars;

(F) such Letter of Credit is to be a Fronted Letter of Credit and is to be denominated in a currency other than Dollars or the Alternative Currency;

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(H) if such Letter of Credit is a Fronted Letter of Credit or a Several Letter of Credit in respect of which there is a Limited Fronting Lender, any Lender is a Defaulting Lender thereunder, unless the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, has entered into arrangements satisfactory to it (including, without limitation, arrangements for the provision of Risk Participation Cash Collateral) with the Borrowers or such Defaulting Lender to eliminate the Fronting L/C Issuer’s or the applicable Limited Fronting Lender’s, as applicable, risk with respect to such Defaulting Lender; provided, that, if the Borrowers provide Risk Participation Cash Collateral with respect to a Letter of Credit requested to be issued hereunder, the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, shall not be entitled to rely on this clause as justification for not issuing such Letter of Credit. To the extent that the Borrowers provide Risk Participation Cash Collateral, the Borrowers hereby grant to the Administrative Agent, for the benefit of the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, a security interest in all deposit accounts and all balances therein constituting such Risk Participation Cash Collateral and all proceeds of the foregoing solely as security for the purposes described under Section 2.03(c)(i) hereof. Such Risk Participation Cash Collateral shall be maintained in blocked transaction accounts with the Administrative Agent; provided that (1) in the event that any Lender on

25	Five-Year Credit Agreement

account of whom such Risk Participation Cash Collateral was delivered shall no longer be a Defaulting Lender, the Administrative Agent shall return to the pledgor such portion of Risk Participation Cash Collateral attributable to such Lender, (2) in the event that any Lender on account of whom such Risk Participation Cash Collateral was delivered shall have its Commitment reduced, the Administrative Agent shall return to the pledgor such portion of the Risk Participation Cash Collateral attributable to such Lender in proportion to the amount by which such Lender’s Commitment is so reduced, (3) in the event that the applicable Letter of Credit on account of which such Risk Participation Cash Collateral was delivered expires or is drawn upon, and such drawing has been reimbursed by the Borrower, the Administrative Agent shall return to the pledgor such portion of the Risk Participation Cash Collateral attributable to such expired Letter of Credit or such reimbursed drawing, as applicable, and (4) to the extent the Borrowers provide Risk Participation Cash Collateral, such Risk Participation Cash Collateral shall be applied to satisfy drawings under the Letters of Credit as they occur.

(iv) Neither the Fronting L/C Issuer, the Several L/C Agent nor any Lender, as applicable, shall amend or extend any Letter of Credit if it would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) Neither the Fronting L/C Issuer, the Several L/C Agent nor any Lender, as applicable, shall be under any obligation to amend any Letter of Credit if (A) the Fronting L/C Issuer, the Several L/C Agent or such Lender, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each Lender shall promptly notify the Administrative Agent (which shall in turn notify the Several L/C Agent and the Borrowers) upon becoming an Affected Lender with respect to a particular Several Letter of Credit. In the absence of receipt by the Administrative Agent of such notice by a Lender that it has become an Affected Lender with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the Several L/C Agent that such Lender is not an Affected Lender with respect to such Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, upon the Borrowers’ request (A) Bank of America will act as the Limited Fronting Lender for such Affected Lender with respect to the applicable Several Letter of Credit, or (B) another Lender may agree to act as the Limited Fronting Lender for such Affected Lender with respect to the applicable Several Letter of Credit upon such terms and conditions as such Affected Lender and such other Lender may agree.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicant, and, if a Subsidiary of MetLife (other than Funding) is the Applicant, MetLife, as Co-Applicant, by the delivery to (A) the Fronting L/C Issuer, in the case of Fronted Letters of Credit, (B) the Several L/C Agent, in the case of Several Letters of Credit, and (C) the Administrative Agent (which shall promptly notify the Lenders of such request, in the case of a Several Letter of Credit), in each case, of a writing in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Applicant and, if a

26	Five-Year Credit Agreement

Subsidiary of MetLife (other than Funding) is the Applicant, MetLife. Such Letter of Credit Application must be received by the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent (A) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment (or such shorter time as the Administrative Agent and the Fronting L/C Issuer may agree in a particular instance in their sole discretion), as the case may be of any Fronted Letter of Credit, and (B) not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment (or such shorter time as the Administrative Agent and the Several L/C Agent may agree in a particular instance in their sole discretion), as the case may be, of any Several Letter of Credit. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Fronting L/C Issuer or the Several L/C Agent, as applicable: (A) who is the Applicant and, if the Applicant is a Subsidiary of MetLife (other than Funding), that MetLife is the Co-Applicant; (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount, and, with respect to a Fronted Letter of Credit, currency, thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the purpose and nature of the requested Letter of Credit; (I) whether such Letter of Credit is to be issued as a Fronted Letter of Credit or a Several Letter of Credit and, if such Letter of Credit is to be issued as a Several Letter of Credit, whether there is to be a Limited Fronting Lender (and if there is a Limited Fronting Lender other than Bank of America, the name of such Limited Fronting Lender); and (J) such other matters as the Fronting L/C Issuer, the Several L/C Agent, or any Lender (through the Administrative Agent), as applicable, may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Fronting L/C Issuer or the Several L/C Agent, as applicable, (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Fronting L/C Issuer, the Several L/C Agent or any Lender (through the Administrative Agent), as applicable, may reasonably require. Additionally, the Applicant shall furnish to the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Fronting L/C Issuer, the Several L/C Agent, or any Lender (through the Administrative Agent), as applicable, may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the Fronting L/C Issuer or the Several L/C Agent, as applicable, will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Applicant and, if applicable, MetLife, as the Co-Applicant, and, if not, the Fronting L/C Issuer or the Several L/C Agent, as applicable, will provide the Administrative Agent with a copy thereof. Unless the Fronting L/C Issuer or the Several L/C Agent, as applicable, has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, usual and customary business practices.

27	Five-Year Credit Agreement

(iii) The Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender and to otherwise act on behalf of each Lender with respect to each Several Letter of Credit. The Several L/C Agent shall use the Pro Rata Share of each Lender as its “Commitment Share” (or equivalent term) under each Several Letter of Credit; provided that the applicable Limited Fronting Lender, in its capacity as such, shall, in addition to its own “Commitment Share” as a Lender, have a “Commitment Share” (or equivalent term) equal to the Pro Rata Share of each Participating L/C Issuer for which such Limited Fronting Lender serves in such capacity under such Several Letter of Credit. The Several L/C Agent is hereby authorized to amend a Several Letter of Credit to change the “Commitment Share” (or equivalent term) of a Lender or add or delete a Lender liable thereunder in connection with an assignment or any other addition or replacement of a Lender in accordance with the terms of this Agreement. In the event a Lender becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the Several L/C Agent is hereby authorized to amend each Several Letter of Credit to reflect such change in status and to change the “Commitment Share” (or equivalent term) of the applicable Limited Fronting Lender, as the case may be. Each Lender hereby irrevocably constitutes and appoints the Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the Several L/C Agent for the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit.

(iv) It is the intention and agreement of the Administrative Agent, the Lenders and the Several L/C Agent that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders), the rights and obligations of the Lenders in respect of outstanding Several Letters of Credit shall be determined in accordance with the Pro Rata Shares of the Lenders from time to time in effect and (B) outstanding Several Letters of Credit shall be promptly amended to reflect any changes in the Pro Rata Shares of the Lenders, whether arising in connection with an assignment pursuant to Section 10.07, an increase of the Aggregate Commitments pursuant to Section 2.13, or any other event or circumstance resulting in a change in the Pro Rata Shares of the Lenders under this Agreement. However, it is acknowledged by the Administrative Agent, the Lenders and the Several L/C Agent that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby, the Lenders agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Lenders of drawings under Several Letters of Credit and payments by the Borrowers of Unreimbursed Amounts and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the Lenders in accordance with the Pro Rata Shares of the Lenders from time to time in effect.

(v) If an Applicant so requests in any applicable Letter of Credit Application, the Fronting L/C Issuer or the Several L/C Agent (on behalf of the Lenders), as applicable, will issue or amend a Letter of Credit (including any Existing Letter of Credit) to provide for automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Fronting L/C Issuer or the Several L/C Agent, as applicable, to prevent any such extension by giving notice to the beneficiary thereof prior to the thirtieth (30th) day (or such other day, not longer than the ninetieth (90th) day, as an Applicant may request) preceding the then current expiration date of such Letter of Credit (the “Non-Extension Notice Date”). The Applicant (or, if applicable, MetLife as the Co-Applicant) shall not

28	Five-Year Credit Agreement

be required to make a specific request to the Fronting L/C Issuer or the Several L/C Agent, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized the Fronting L/C Issuer or the Several L/C Agent, as applicable, to permit the extension of such Letter of Credit to an expiry date not later than twelve months from the then existing expiry date and in any event not later than twelve months after the Maturity Date; provided, however, that the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall not permit any such extension if (A) the Fronting L/C Issuer or the Several L/C Agent (on behalf of the Lenders), as applicable, has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), and the Fronting L/C Issuer or the Several L/C Agent, as applicable, has provided notice thereof to the Borrowers no later than the Non-Extension Notice Date, or (B) it has received notice on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.03 is not then satisfied (or, in the case of any Borrower, that such Borrower does not want such Letter of Credit to be extended), and in each such case directing the Fronting L/C Issuer or the Several L/C Agent, as applicable, not to permit such extension.

(vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Fronting L/C Issuer or the Several L/C Agent, as applicable, will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Within 15 days after the end of each calendar month, the Administrative Agent will deliver to each of the Lenders and the Borrowers a written report setting forth the Letters of Credit that were issued and outstanding as of the last day of such calendar month.

(c) Drawings and Reimbursements; Fundings.

(i) Upon receipt from the beneficiary of any Fronted Letter of Credit of any notice of a drawing under such Fronted Letter of Credit, the Fronting L/C Issuer shall, promptly and in any event at least one Business Day before the date (the “Honor Date”) on which the Fronting L/C Issuer anticipates that payment of such drawing will be made, notify the applicable Borrower and the Administrative Agent thereof. Not later than 2:30 p.m. on the Honor Date, so long as the applicable Borrower has received notice of such payment from the Fronting L/C Issuer or the Administrative Agent by 10:00 a.m. on such Honor Date and, otherwise, not later than 2:30 p.m. on the following Business Day, the applicable Borrower shall reimburse the Fronting L/C Issuer through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”) in the currency in which such drawing was paid; provided that, in the case of a Fronted Letter of Credit denominated in the Alternative Currency, (A) the Fronting L/C Issuer (at its option) may specify in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower may notify the Fronting L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the Fronting L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Fronted Letter of Credit denominated in the Alternative Currency, (A) the amount of such reimbursement shall be equal to the Dollar Equivalent of the amount of such drawing, determined and calculated as of the date of such reimbursement and (B) the Fronting L/C Issuer shall notify the applicable Borrower of such Dollar Equivalent promptly following the determination thereof. If the applicable Borrower fails to make such reimbursement by the required time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Unreimbursed Amount (which, if such Unreimbursed

29	Five-Year Credit Agreement

Amount is denominated in the Alternative Currency, shall automatically be converted from the Alternative Currency to Dollars in an amount equal to the Dollar Equivalent thereof), and the amount of such Lender’s Pro Rata Share thereof. Each Lender shall, upon any notice pursuant to this Section 2.03(c)(i), in purchase of its participation in such Unreimbursed Amount, make funds available to the Administrative Agent for the account of the Fronting L/C Issuer at the Administrative Agent’s Office in an amount equal to such Lender’s Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent. If any Defaulting Lender shall fail to make such funds available, any Risk Participation Cash Collateral delivered on account of such Defaulting Lender for the respective Fronted Letter of Credit shall be applied by the Administrative Agent to the reimbursement of the Fronting L/C Issuer as required hereunder. The Administrative Agent shall remit the funds so received or applied to the Fronting L/C Issuer. Any notice given by the Fronting L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Upon receipt from the beneficiary of any Several Letter of Credit of any notice of a drawing under such Several Letter of Credit, the Several L/C Agent shall notify the Administrative Agent, and the Administrative Agent shall notify the applicable Borrower and the Lenders, thereof, which notices shall be given promptly and in any event at least one Business Day before the date (also the “Honor Date”) on which the Several L/C Agent anticipates that payment of such drawing will be made. Not later than 10:00 a.m. on the Honor Date and without further notice or demand by the Several L/C Agent or the Administrative Agent, (A) each Lender (including each Limited Fronting Lender) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Pro Rata Share (and, in the case of each Limited Fronting Lender, the Pro Rata Share of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit and, (B) in the event a Limited Fronting Lender pays the Pro Rata Share of a Participating L/C Issuer, such Participating L/C Issuer shall pay such Pro Rata Share to such Limited Fronting Lender in purchase of its participation in such payment. Not later than 2:30 p.m. on the Honor Date, so long as the applicable Borrower has received notice of payment under such Several Letter of Credit from the Several L/C Agent or the Administrative Agent by 10:00 a.m. on the Honor Date and, otherwise, not later than 2:30 p.m. on the following Business Day the applicable Borrower shall pay to the Lenders through the Administrative Agent an amount equal to the amount of such drawing (such amount, also the “Unreimbursed Amount”). Any notice given by the Several L/C Agent or the Administrative Agent pursuant to this Section 2.03(c)(ii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) In the event the applicable Borrower fails to pay any Unreimbursed Amount as required by clause (i) or (ii) above, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Business Day such Unreimbursed Amount is due in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.03 (other than the delivery of a Loan Notice). Each Borrowing made pursuant to this Section 2.03(c)(iii) shall be applied by the Administrative Agent to pay the related Unreimbursed Amount.

(iv) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.03 cannot be satisfied

30	Five-Year Credit Agreement

or for any other reason, such Unreimbursed Amount (together with interest) shall be immediately due and payable by the applicable Borrower without further demand.

(v) Notwithstanding the date on which an Unreimbursed Amount is payable by the applicable Borrower pursuant to Section 2.03(c)(i) or (ii), if an Unreimbursed Amount is not paid by the applicable Borrower by 2:30 p.m. on the applicable Honor Date (whether through a Borrowing of Base Rate Loans or otherwise), each Unreimbursed Amount shall bear interest from the applicable Honor Date to the date that such Unreimbursed Amount is paid by the applicable Borrower (whether through a Borrowing of Base Rate Loans or otherwise) at a rate equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus 2% per annum.

(vi) Until a Lender funds its obligation pursuant to this Section 2.03(c), interest in respect of such Lender’s Pro Rata Share of any Unreimbursed Amount shall be solely for the account of the Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent has funded on behalf of such Lender, as provided in Section 2.03(c)(viii)), as applicable.

(vii) Each Lender’s obligation to fund its obligations pursuant to this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting L/C Issuer or the Several L/C Agent, as applicable, the Administrative Agent, any Borrower, any other Applicant or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.03 (other than delivery by the applicable Borrower of a Loan Notice). No such funding by any Lender shall relieve or otherwise impair the obligation of the applicable Borrower to pay each Unreimbursed Amount, together with interest as provided herein.

(viii) If any Lender fails to make available to the Administrative Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i) or Section 2.03(c)(ii), as applicable, the Fronting L/C Issuer or the Several L/C Agent (to the extent that the Several L/C Agent shall have funded such amount on behalf of such Lender, it being understood and agreed that the Several L/C Agent shall have no obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a Lender), as applicable, shall, through the Administrative Agent, be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.

(d) Repayment of Fundings.

(i) If after any Lender has funded its obligation under Section 2.03(c) in respect of any drawing under any Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such Lender its Pro Rata Share (or other applicable share as provided herein) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s funding was outstanding) in the same funds as those received by the Administrative

31	Five-Year Credit Agreement

Agent. If any Lender has not funded its obligation as aforesaid, such Lender’s Pro Rata Share (or other applicable share as provided herein) of such payment shall be paid to the Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent shall have funded on behalf of such Lender, as provided in Section 2.03(c)(viii)), as applicable.

(ii) If any payment made by the Administrative Agent to the Lenders pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement), each Lender shall pay to the Administrative Agent its Pro Rata Share (or other applicable share as provided herein) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the applicable Borrower to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Fronting L/C Issuer, the Several L/C Agent, any Lender, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Fronting L/C Issuer or the Lenders under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by the Fronting L/C Issuer or the Lenders, as applicable, under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant currency exchange rates or in the availability of the Alternative Currency to the Borrowers or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any Subsidiary.

Each Borrower and any other Applicant shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by such Borrower and such Applicant that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s or such Applicant’s instructions or other

32	Five-Year Credit Agreement

irregularity, such Borrower or such Applicant will notify the Fronting L/C Issuer (with respect to Fronted Letters of Credit) or the Several L/C Agent (with respect to Several Letters of Credit) within two Business Days of receipt of such Letter of Credit or amendment. Such Borrower and such Applicant shall be conclusively deemed to have waived any such claim against the Fronting L/C Issuer, the Several L/C Agent or the Lenders, as applicable, unless such notice is given as aforesaid.

(f) Role of Fronting L/C Issuer and Several L/C Agent. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, neither the Fronting L/C Issuer nor the Several L/C Agent shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Fronting L/C Issuer nor the Several L/C Agent, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Fronting L/C Issuer or the Several L/C Agent shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Issuer Document. Each Borrower and any other Applicant hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Fronting L/C Issuer, the Several L/C Agent, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Fronting L/C Issuer or the Several L/C Agent shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower (or any other applicable Applicant) may have a claim against the Fronting L/C Issuer or the Several L/C Agent, as applicable, and Fronting L/C Issuer or the Several L/C Agent, as applicable, may be liable to such Borrower or such Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower or such Applicant which such Borrower or such Applicant proves were caused primarily by the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, willful misconduct or gross negligence or the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting L/C Issuer or the Several L/C Agent, as applicable, may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent (given at the request or with the consent of the Required Lenders), if, as of the date that is twelve months after the Maturity Date (and from time to time thereafter, but no more often than once every thirty days, in the event of subsequent currency fluctuations), any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount at such time). Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), “Cash Collateralize” means to pledge to the Administrative Agent, for the benefit of the Fronting L/C Issuer and/or the Lenders, as applicable, as collateral for the L/C Obligations, deposit account balances denominated in Dollars or, at the applicable Borrower’s option if the Letter(s) of Credit giving rise to such L/C Obligations are

33	Five-Year Credit Agreement

denominated in Euros, in Euros and maintained with the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). Derivatives of “Cash Collateralize” shall have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Fronting L/C Issuer or the Lenders, as applicable, a security interest in all such deposit accounts and all balances therein and all proceeds of the foregoing delivered by such Borrower as Cash Collateral. Cash Collateral shall be maintained in a blocked deposit account at Bank of America.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate (converted to a daily rate) times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the 20th day (or, if such day is not a Business Day, the next Business Day) of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the date that is twelve months after the Maturity Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges. Each Borrower shall pay directly to the Fronting L/C Issuer for its own account a fronting fee (converted to a daily rate) with respect to each Letter of Credit with respect to which it is the Applicant or the Co-Applicant in the amount specified in the Bank of America Fee Letter, payable on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the 20th day (or, if such day is not a Business Day, the next Business Day) of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the date that is twelve months after the Maturity Date and thereafter on demand. In addition, each Borrower shall pay directly to the Fronting L/C Issuer or the Several L/C Agent, as applicable, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard and reasonable costs and charges, of the Fronting L/C Issuer or the Several L/C Agent, as applicable, relating to each Letter of Credit as from time to time in effect. In respect of any period that, pursuant to Section 2.03(a)(vi) or Section 2.14, Bank of America acts as a Limited Fronting Lender or as a Confirming Bank for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, as applicable, the Letter of Credit Fee payable to such Lender shall be reduced by 0.25% per annum (or such lesser percentage as Bank of America may agree) and Bank of America shall receive the amount of such reduction from each Borrower for its own account as a fronting fee or confirmation fee, as applicable. In the event that, pursuant to Section 2.03(a)(vi) or Section 2.14, any other Lender agrees to act as a Limited Fronting Lender or Confirming Bank for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Affected Lender or Non-NAIC Approved Bank and such other Lender may agree.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

34	Five-Year Credit Agreement

(l) Letters of Credit Issued for Subsidiaries. MetLife, as Co-Applicant, shall be obligated to pay each Unreimbursed Amount and accrued interest thereon with respect to each Letter of Credit that is issued or outstanding hereunder in support of any obligations of, or is for the account of, any Subsidiary of MetLife (other than Funding). MetLife hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of MetLife, and that MetLife’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the Fronting L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Risk Participation Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or will take such actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.04. Prepayments.

(a) Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that a notice of prepayment may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective pro rata shares of such prepayment.

(b) If for any reason (including currency fluctuations) the Total Outstandings at any time exceed 100% of the Aggregate Commitments then in effect, the Borrowers shall immediately (or within two Business Days after notice thereof from the Administrative Agent if such excess is caused by currency fluctuations), first, prepay Loans and, second, Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

35	Five-Year Credit Agreement

(c) Without limiting clause (z) of the first proviso of Section 2.03(a)(i), if, as a result of currency fluctuations, the Outstanding Amount of L/C Obligations issued by the Fronting L/C Issuer (except in its capacity as a Limited Fronting Lender) and denominated in the Alternative Currency at any time exceeds 105% of the Alternative Currency Sublimit (but not, for the avoidance of doubt, for any excess less than or equal to 105% of the Alternative Currency Sublimit), the applicable Borrower shall, at the request of the Fronting L/C Issuer and within two Business Days after such request, either: (i) Cash Collateralize the amount of such excess above the Alternative Currency Sublimit; or (ii) cause one or more of the outstanding Letters of Credit to be cancelled, in either case so that such excess above the Alternative Currency Sublimit is eliminated.

(d) Upon the occurrence of a Change in Control, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrowers that the Aggregate Commitments and the Commitment of each Lender shall terminate as of the date of such notice. If such notice of termination has been requested by the Required Lenders, the Administrative Agent shall also, at that time or later, at the request of the Required Lenders, additionally notify the Borrowers that they shall prepay the Outstanding Amount of their Loans and/or Cash Collateralize the Outstanding Amount of their L/C Obligations, and each Borrower agrees that upon such additional notice, such Borrower will promptly prepay the Outstanding Amount of its Loans and/or Cash Collateralize the Outstanding Amount of its L/C Obligations.

2.05. Termination or Reduction of Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments and this Agreement, or from time to time permanently reduce the Aggregate Commitments under this Agreement; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayment and/or Cash Collateralization hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit exceeds the amount of the Aggregate Commitments, the Alternative Currency Sublimit shall be automatically reduced by the amount of such excess; and provided, further, that a notice of termination or reduction of the Aggregate Commitments under this Section 2.05 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by the Borrowers. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share; provided that, during any period in which a Lender is a Defaulting Lender, the Borrowers may (in their discretion) apply all or any portion to be specified by the Borrowers of any optional reduction of unused Aggregate Commitments under this Section 2.05 to the unused Commitments of any one or more Defaulting Lenders specified by the Borrowers (which application may result in a change of the Pro Rata Shares of the Lenders) before applying any remaining reduction to the unused Commitments of all Lenders in accordance with their Pro Rata Shares. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding the termination of the Aggregate Commitments, this Agreement shall not terminate, and the obligations of the Borrowers under this Agreement shall continue, until all Letters of Credit have expired, been replaced or been terminated and each Unreimbursed Amount and all interest, fees and other amounts payable hereunder have been paid in full.

36	Five-Year Credit Agreement

2.06. Repayment of Loans. Each Borrower shall repay to each Lender on the Maturity Date the aggregate principal amount of its Loans outstanding on such date and the Commitments of the Lenders shall terminate.

2.07. Interest.

(a) Subject to the provisions of Subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, each Borrower shall pay interest on the principal amount of all its outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08. Fees. In addition to certain fees described in Subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate (converted to a daily rate) times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in clause (c) below. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the 20th day (or, if such day is not a Business Day, the next Business Day) of each March, June, September and December, commencing with the first such date to occur after the Restatement Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

37	Five-Year Credit Agreement

(b) Other Fees. The Borrowers shall pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Fee Letter. The Borrowers shall pay to J.P. Morgan Securities LLC for its own account fees in the amounts and at the times specified in the JPMorgan Fee Letter. The Borrowers shall pay to Wells Fargo Securities, LLC for its own account fees in the amounts and at the times specified in the Wells Fargo Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Defaulting Lenders. No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.08(a) for any period during which it is a Defaulting Lender (and the Borrowers shall not be required to pay any such Commitment Fee that would otherwise have been required to have been paid to such Defaulting Lender). No Defaulting Lender shall be entitled to receive any Letter of Credit Fee pursuant to Section 2.03(i) for any period during which it is a Defaulting Lender, (i) if such Defaulting Lender has become a Defaulting Lender pursuant to clause (a) or (c) of the definition of “Defaulting Lender” or (ii) in respect of any Letter of Credit with respect to which the Borrowers have provided Risk Participation Cash Collateral pursuant to Section 2.03(a)(iii)(H) (and in the case of clauses (i) and (ii), the Borrowers shall not be required to pay any such Letter of Credit Fee that would otherwise have been required to be paid to such Defaulting Lender), except that, (A) in the case of a Fronted Letter of Credit, if such Defaulting Lender has become a Defaulting Lender pursuant to clause (a) or (c) of the definition of “Defaulting Lender” and the Borrowers have not provided Risk Participation Cash Collateral pursuant to Section 2.03(a)(iii)(H) with respect to such Letter of Credit, then the Borrowers shall instead pay such Letter of Credit Fee to the Fronting L/C Issuer, and (B) in the case of a Several Letter of Credit, and whether or not the Borrowers have provided Risk Participation Cash Collateral pursuant to Section 2.03(a)(iii)(H) with respect to such Letter of Credit, (x) if Bank of America is the Limited Fronting Lender for such Defaulting Lender with respect to such Letter of Credit, the Borrowers shall be required to pay to Bank of America a fee equal to 0.25% per annum on the actual daily maximum amount available to be drawn under such Several Letter of Credit and (y) if another Lender is the Limited Fronting Lender for such Defaulting Lender with respect to such Several Letter of Credit, the Borrowers shall pay to such Limited Fronting Lender such fee as the Borrowers may have agreed to pay in such circumstance.

2.09. Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily Floating Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on any Unreimbursed Amount for the day on which such Unreimbursed Amount arises, and shall not accrue on such Unreimbursed Amount, or any portion thereof, for the day on which such Unreimbursed Amount or such portion is paid. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10. Evidence of Debt. The Credit Extensions (and the L/C Obligations arising therefrom) made or participated in by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions (and the L/C Obligations arising therefrom) made or participated in by the Lenders and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay all amounts owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts

38	Five-Year Credit Agreement

and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.11. Payments Generally.

(a) All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:30 p.m. on the date specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the amount of the Alternative Currency. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:30 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder (or, in the case of a Borrowing of Base Rate Loans, prior to 12:30 p.m. on the date of such Borrowing), that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s

39	Five-Year Credit Agreement

demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, any Lender or any Borrower or Applicant may have against any other Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to honor drawings under, and to fund participations in, Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such drawing or participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and except for Limited Fronting Lenders with respect to Several Letters of Credit they have issued on behalf of Affected Lenders on Non-NAIC Approved Banks, no Lender shall be responsible for the failure of any other Lender to so make its Loan, honor a drawing or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or other funding obligation in any particular place or manner.

2.12. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it (whether as an issuer or as a participant), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made or Letters of Credit issued by them, and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation or subparticipation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation or subparticipations as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation or subparticipation. The Administrative Agent will keep records (which shall be

40	Five-Year Credit Agreement

conclusive and binding in the absence of manifest error) of participations or subparticipations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation or subparticipation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13. Increase in Commitments.

(a) Notice of Increase. Provided no Event of Default has occurred and is then continuing and the Borrowers have not theretofore terminated or reduced the Aggregate Commitments pursuant to Section 2.05, and subject to the terms and conditions of this Section 2.13, upon notice to the Administrative Agent, the Borrowers may increase the Aggregate Commitments under this Agreement and the “Aggregate Commitments” (as defined therein) under the Three-Year Credit Agreement to an aggregate amount, after giving effect to all such increases, that does not exceed $5,000,000,000; provided that each increase shall be in a minimum amount of $50,000,000. If such increase is to be effected in whole or in part through an increase in the Commitment of one or more of the existing Lenders (it being agreed that no existing Lender shall be obligated to increase its Commitment), such notice shall be accompanied by a writing executed by each existing Lender that has agreed to increase its Commitment, setting forth the amount of its increased Commitment. If such increase is to be effected in whole or in part through the addition of one or more Eligible Assignees as new Lenders, the addition of each such Eligible Assignee as a new Lender shall be subject to the consent of the Administrative Agent, the Fronting L/C Issuer and the Several L/C Agent (to the extent that such consents would be required under Section 10.07(g) if such Eligible Assignee were an assignee), which consents shall not be unreasonably withheld or delayed, and such notice shall be accompanied by the written agreement of each such Eligible Assignee to become a Lender, setting forth the amount of its Commitment.

(b) Assistance by Administrative Agent. The Administrative Agent agrees to provide such assistance as the Borrowers may reasonably request in soliciting increased Commitments from existing Lenders and/or Commitments from Eligible Assignees.

(c) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of each increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders (including any new Lenders) of the final allocation of such increase and such Increase Effective Date. On or before such Increase Effective Date, each Eligible Assignee that becomes a new Lender shall execute a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent is authorized and directed to amend and distribute to the Lenders (including any new Lenders) a revised Schedule 2.01 that gives effect to each increase in the Aggregate Commitments and the allocation thereof among the Lenders (including any new Lenders). As soon as practicable (with the intention of avoiding or minimizing any additional amounts payable pursuant to Section 3.05), the applicable Borrower or Borrowers shall prepay any Loans outstanding on each Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(d) Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.

41	Five-Year Credit Agreement

2.14. Non-NAIC Approved Banks. If, on or at any time after the Closing Date, a Lender is not or ceases to be a NAIC Approved Bank, such Lender shall promptly notify the Administrative Agent and the Borrowers thereof and, upon the Borrowers’ request, (a) Bank of America will act as the Limited Fronting Lender for such Lender with respect to any Several Letters of Credit issued during the period that such Lender is a Non-NAIC Approved Bank (and/or as a Confirming Bank for such Lender with respect to any Several Letters of Credit issued prior to such Lender becoming an Non-NAIC Approved Bank), or (b) another Lender that is a NAIC Approved Bank may agree to act as the Limited Fronting Lender for such Lender with respect to any Several Letters of Credit issued during the period that such Lender is a Non-NAIC Approved Bank (and/or as a Confirming Bank for such Lender with respect to any Several Letters of Credit issued prior to such Lender becoming an Non-NAIC Approved Bank) upon such terms and conditions as such Non-NAIC Approved Bank and such other Lender may agree. If Bank of America or such other Lender, as applicable, becomes a Confirming Bank, it shall enter into a confirming bank agreement with such Non-NAIC Approved Bank upon such terms as the applicable parties may agree (and furnish a copy thereof to the Borrowers and the Administrative Agent). Each Lender (other than Bank of America) that agrees to act as a Limited Fronting Lender and/or Confirming Bank for any Non-NAIC Approved Bank shall promptly notify the Administrative Agent of such agreement and of any termination or expiration of such agreement.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Any and all payments by or on account of any obligation of either Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided that if any Borrower shall be required to deduct any Taxes from such payments, then (i) with respect to Indemnified Taxes and Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes and Other Taxes (including deductions of Indemnified Taxes and Other Taxes applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions of Taxes and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) In addition, each Borrower shall pay any Other Taxes not paid pursuant to Section 3.01(a)(iii) to the relevant Governmental Authority in accordance with applicable Law.

(c) Without duplication of amounts paid by such Borrower under Section 3.01(a) or (b), each Borrower shall indemnify the Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto; provided, that such Borrower shall not be obligated to make a payment pursuant to this Section 3.01 in respect of penalties, interest and additions to tax attributable to any Indemnified Taxes or Other Taxes, if (i) such penalties, interest and additions to tax are attributable to the failure of the Administrative Agent or such Lender, as the case may be, to pay amounts paid to the Administrative Agent or such Lender by such Borrower (for Indemnified Taxes or Other Taxes) to the relevant Governmental Authority within twenty (20) days after receipt of such payment from such Borrower or (ii) such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. Within forty-five (45) days after the Administrative Agent or such Lender learns of the imposition of

42	Five-Year Credit Agreement

Indemnified Taxes or Other Taxes, such Person shall give notice to the relevant Borrower of the payment by the Administrative Agent or such Lender, as the case may be, of such Indemnified Taxes or Other Taxes, and of the assertion by any Governmental Authority that such Indemnified Taxes or Other Taxes are due and payable, but the failure to give such notice shall not affect such Borrower’s obligations hereunder to reimburse the Administrative Agent and such Lender for such Indemnified Taxes or Other Taxes, except that such Borrower shall not be liable for penalties, interest and other liabilities accrued or incurred after such 45-day period until such time as it receives the notice contemplated above, after which time it shall be liable for penalties, interest and other liabilities accrued or incurred prior to or during such 45-day period and accrued or incurred after such receipt. Such Borrower shall not be liable for any penalties, interest and other liabilities with respect to such Indemnified Taxes or Other Taxes to the extent it has reimbursed the amount thereof to the Administrative Agent or such Lender, as the case may be. A certificate as to the amount of such payment or liability with reasonable supporting detail with respect thereto delivered to the applicable Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Within 30 days after any payment of Indemnified Taxes (or Other Taxes if requested by the Administrative Agent) by the relevant Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, provided that nothing in this paragraph shall require any Borrower to make available its tax returns (or any other information relating to its Taxes which it deems confidential).

(e) Each Foreign Lender, before it signs and delivers this Agreement if listed on the signature pages hereof, or before it becomes a Lender in the case of each other Foreign Lender, shall provide each Borrower and the Administrative Agent either (i) two accurate, complete and signed originals of either (x) IRS Form W-8ECI or any successor form, or (y) IRS Form W-8BEN or IRS Form W-8IMY (on behalf of itself and together with any other supporting documentation that is required), or any successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of withholding of, United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest”, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation related to any Borrower within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of IRS Form W-8BEN or IRS Form W-8IMY (on behalf of itself and together with any other supporting documentation that is required), or any successor Form. Each Foreign Lender shall deliver renewals or additional copies of such forms (or successor forms) that are required to be delivered under this Section 3.01(e) on or before the date that such form expires or becomes obsolete. Each Lender that is not a Foreign Lender shall provide each Borrower and the Administrative Agent, and the Administrative Agent shall provide each Borrower, with two accurate, complete and signed originals of the IRS Form W-9, properly certifying a complete exemption from U.S. backup withholding tax.

(f) Each Lender on or prior to the date on which such Lender becomes a Lender hereunder, and from time to time thereafter, either upon the request of the Administrative Agent, either Borrower, or upon the expiration or obsolescence of any previously delivered documentation, shall furnish to the Administrative Agent and the Borrowers any documentation that is required under the Code or applicable Treasury regulations (including any documentation that is required as a result of a change in law occurring after the date hereof) to enable the Borrowers or the Administrative Agent or any other party to

43	Five-Year Credit Agreement

determine and execute their respective obligations, duties and liabilities with respect to FATCA, including but not limited to any Taxes any of them may be required to withhold in respect of FATCA.

(g) The Administrative Agent shall, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrowers are not required to pay additional amounts under this Section 3.01.

(h) If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent or any Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent or such Borrower, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent or such Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent or such Borrower, as the case may be under this paragraph (h), together with all costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Administrative Agent or such Borrower, as the case may be, which attorneys may be employees of the Administrative Agent or such Borrower, as the case may be). The obligations of the Lenders under this paragraph (h) shall survive the payment of the Obligations and the termination of this Agreement.

(i) If the Administrative Agent or any Lender determines, in its good faith judgment, that it has actually received or realized any refund of tax or any reduction of its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding or payment of any additional amount by any Borrower pursuant to Section 3.04 or this Section 3.01, such Person shall reimburse such Borrower within 45 days in an amount equal to the net benefit, after tax, of such refund, reduction or recovery, and net of all reasonable out-of-pocket expenses incurred by such Person in connection with such refund, reduction or recovery; provided, that nothing in this paragraph (i) shall require any Person to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). In the event that the reimbursement described in the preceding sentence is determined to have been paid to any Borrower in error, such Borrower shall return such amount to the applicable Person within 45 days of when such Person is required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities. If the Administrative Agent or any Lender shall become aware that it is entitled to receive a refund or direct credit in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts, it shall promptly notify such Borrower of the availability of such refund or direct credit and shall, within 45 days after receipt of a request for such by such Borrower (whether as a result of notification that it has made of such to such Borrower or otherwise), make a claim to such Governmental Authority for such refund or direct credit and contest such Indemnified Taxes, Other Taxes or liabilities if (i) such Borrower has agreed in writing to pay all of such Lender’s or the Administrative Agent’s reasonable out-of-pocket costs and expenses relating to such claim or contest, and (ii) such Lender or the Administrative Agent determines, in its good faith judgment, that it would not be materially disadvantaged or prejudiced as a result of such claim or contest (it being understood that the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of such Lender or the Administrative Agent shall not be deemed to be materially disadvantageous to such Person).

(j) Notwithstanding any other provision, the Borrowers shall not be required to indemnify or make any additional payment under this Agreement to any Person with respect to any Excluded Taxes.

44	Five-Year Credit Agreement

3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all its Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Borrowing, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Borrowing does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request by it for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation by any Governmental Authority of any Law after the Closing Date, or such Lender’s compliance with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, or in which its principal office is located or has its Lending Office (or in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept of principal office or residence, the jurisdiction (or any political subdivision thereof) in which such Lender is so resident), and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate or reserves described in Section 3.04(c)), then from time to time within thirty days after demand of such Lender (with a copy of such demand to the Administrative Agent) in accordance with Section 3.06, the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. For purposes of the foregoing and Section 3.04(b), (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in

45	Five-Year Credit Agreement

connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in such case pursuant to Basel III, shall in each case be deemed to be introduced, changed, made or issued after the Closing Date regardless of the date introduced, changed or made; provided, that, as to any Lender seeking compensation under this Section 3.04(a) with respect to any increased cost or reduction incurred or suffered as a result of clause (A) or (B) of this sentence, such Lender shall only be so compensated to the extent such Lender is then generally seeking such compensation from similarly situated customers under agreements relating to similar credit transactions that include provisions similar to the first sentence of this Section 3.04(a).

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation by any Governmental Authority thereof, or compliance by such Lender (or its Lending Office) with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time within thirty days after demand of such Lender (with a copy of such demand to the Administrative Agent) in accordance with Section 3.06, the Borrowers shall jointly and severally pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Daily Floating Eurodollar Rate shall be adjusted by the Administrative Agent to reflect the actual cost of any required reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or liabilities (as determined by the Administrative Agent in good faith, which determination shall be conclusive).

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding any loss of anticipated profits or loss of margin) incurred by it as a result of:

(a) except as a result of circumstances set forth in Section 3.02, any continuation, conversion, payment or prepayment of any Loan to it other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower (in the case of a prepayment, whether or not any prior notice of such prepayment has been revoked);

(c) any failure by such Borrower to make payment of any drawing under any Fronted Letter of Credit denominated in the Alternative Currency on its scheduled due date or any payment thereof in a different currency (except as provided herein); or

(d) any assignment of a Eurodollar Rate Loan (except by a Defaulting Lender) on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 10.15;

46	Five-Year Credit Agreement

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06. Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the basis for such claim and a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 10.15.

3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

On the Restatement Closing Date and, except with respect to Section 4.04(c) and Section 4.06, on the date of each Borrowing or L/C Credit Extension, each Borrower represents and warrants to the Lenders, as to itself and its Subsidiaries, as applicable, that:

4.01. Organization; Powers. Each of MetLife and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

4.02. Authorization; Enforceability. The Transactions are within each Borrower’s corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Support Agreement (a true and correct copy of which has been made available to the Lenders) has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Company and Funding, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority

47	Five-Year Credit Agreement

except such as have been obtained or made and are in full force and effect, (b) will not violate (i) the charter, by-laws or other organizational documents of any Borrower or (ii) any law, rule or regulation or any order of any Governmental Authority applicable to any Borrower, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower, except, in the case of clauses (b)(ii) and (c) above, to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

4.04. Financial Condition; No Material Adverse Change.

(a) MetLife has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of earnings, equity and cash flows as of and for the fiscal year ended December 31, 2010, reported on by independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of MetLife and its Consolidated Subsidiaries, as of the date thereof and for such fiscal year, in accordance with GAAP.

(b) MetLife has heretofore furnished to each of the Lenders the annual Statutory Statement of the Company as at and for the year ended December 31, 2010, as filed with the Applicable Insurance Regulatory Authority. Such Statutory Statement presents fairly, in all material respects, the financial position and results of operations of the Company, as of the date thereof and for such year, in accordance with SAP.

(c) Since December 31, 2010, there has been no material adverse change in the business, assets, property or financial condition of MetLife and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in Sections 4.04(a) and 4.04(b).

4.05. Properties.

(a) Each of MetLife and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(b) Each of MetLife and its Material Subsidiaries owns, or is licensed to use, all its trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by MetLife and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

4.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting MetLife or any of its Material Subsidiaries (i) as to which there would reasonably be expected to be an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, neither MetLife nor any of its Material Subsidiaries (i) has failed to comply with any

48	Five-Year Credit Agreement

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

4.07. Compliance with Laws and Agreements. Each of MetLife and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

4.08. Investment Company Status. Neither MetLife nor any of its Material Subsidiaries (other than Funding) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an “investment company” as defined in such Act that is exempt from all of the provisions of such Act.

4.09. Taxes. Each of MetLife and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which MetLife or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change.

4.10. ERISA. (a) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law; (b) neither Borrower nor any ERISA Affiliate thereof has, or at any time during the five immediately preceding plan years has had, an obligation to contribute to a Multiemployer Plan, has completely or partially withdrawn from a Multiemployer Plan; or has any Withdrawal Liability, contingent or otherwise, to a Multiemployer Plan; and (c) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Change.

4.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).

4.12. Margin Stock. No part of the proceeds of any Loan made hereunder and no Letter of Credit issued hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations U and X. After the application of the proceeds of any Loan made hereunder or the use of any Letter of Credit issued hereunder, not more than 25% of the value (as determined by any reasonable method) of the assets of any of the Borrowers is represented by Margin Stock.

49	Five-Year Credit Agreement

ARTICLE V.

CONDITIONS TO CREDIT EXTENSIONS

5.01. Closing Date. The obligations of the Lenders to make Loans and of the Fronting L/C Issuer and the Lenders to make L/C Credit Extensions hereunder became effective on the Closing Date.

5.02. Effectiveness of Amendment and Restatement. This amendment and restatement of the Original Credit Agreement shall be effective when the following conditions precedent have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received opinions, addressed to it and the Lenders and dated the Restatement Closing Date, of counsel to the Borrowers, substantially in the form of Exhibit D-1 and Exhibit D-2, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of each of the Borrowers, the authorization of the Transactions and any other legal matters relating to each of the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received documentation satisfactory to the Administrative Agent evidencing the reduction of the aggregate commitments of the lenders under the Three-Year Credit Agreement to an amount equal to or less than $1,000,000,000.

(e) The Administrative Agent shall have received payment of all interest and fees accrued to the Restatement Closing Date pursuant to the Original Credit Agreement and payment of all principal indebtedness and other amounts owing to the Exiting Lenders on the Restatement Closing Date pursuant to the Original Credit Agreement.

(f) The Administrative Agent shall have received all other fees and amounts due and payable on or prior to the Restatement Closing Date, including, all upfront fees payable to the Lenders and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

The Administrative Agent shall notify the Borrowers and the Lenders of the Restatement Closing Date, and such notice shall be conclusive and binding.

5.03. Each Credit Event. The obligation of each Lender to make any Loan or of the Fronting L/C Issuer and each Lender, as applicable, to make any L/C Credit Extension on or after the Restatement Closing Date is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each of the Borrowers set forth in this Agreement (other than, after the Restatement Closing Date, in Section 4.04(c) and in Section 4.06) shall be true and correct on and as of the date of such Borrowing or L/C Credit Extension.

50	Five-Year Credit Agreement

(b) At the time of and immediately after giving effect to such Borrowing or L/C Credit Extension, no Default shall have occurred and be continuing.

(c) At the time of and immediately after giving effect to such Borrowing or L/C Credit Extension, no default or event or condition which constitutes a default or which upon notice, lapse of time or both would, unless cured or waived, become a default shall have occurred and be continuing under the Support Agreement.

(d) The applicable Borrower is authorized to perform its obligations in respect of the proposed Borrowing or L/C Credit Extension.

Each Borrowing or L/C Credit Extension shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Until the Commitments and all Letters of Credit have expired or been terminated and the principal of and interest on each Loan and each Unreimbursed Amount and all interest and fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

6.01. Financial Statements and Other Information. MetLife will furnish to the Administrative Agent and each Lender:

(a) (i) as soon as available, but not later than 60 days (or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each fiscal year of MetLife, copies of MetLife’s annual report on Form 10-K as filed with the SEC for such fiscal year; and (ii) as soon as available, but not later than 40 days (or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each of the first three fiscal quarters of each fiscal year of MetLife, copies of MetLife’s quarterly report on Form 10-Q as filed with the SEC for such fiscal quarter, in each case certified by an appropriate Financial Officer as being the complete and correct copies of the statements on such forms furnished by MetLife to the SEC, it being understood that, in each case, (x) the Administrative Agent and the Lenders shall be entitled to rely on any certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, by the chief financial officer of MetLife that accompanies such annual or quarterly report and (y) the certificate of an appropriate Financial Officer as to completeness and correctness shall not be required if such report is available to the Administrative Agent and the Lenders on the website the SEC maintains for the public dissemination of reports by issuers;

(b) concurrently with any delivery of financial statements under clause (a) above or clause (c) or (d) below, a certificate of a Financial Officer of MetLife in the form of Exhibit G;

(c) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each year, the annual Statutory Statement of the Company for such year, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such year in accordance with SAP;

(d) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly periods of each year, the

51	Five-Year Credit Agreement

quarterly Statutory Statement of the Company for such period, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such period in accordance with SAP;

(e) within five days after any change in a Debt Rating for MetLife, notice of such change;

(f) within ten days after knowledge of the occurrence of any ERISA Event (for purposes of this subsection, a “reportable event” under Section 4043 of ERISA and the regulations promulgated thereunder being defined as such term is defined as of the date of this Agreement), a description of such ERISA Event; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of MetLife or any of its Material Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 4.04 or Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted by the SEC on the website the SEC maintains for the public dissemination of reports by issuers or are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. In addition, documents required to be delivered pursuant to Section 6.01(c) and (d) may be delivered in the form of a CD-ROM provided to the Administrative Agent and each Lender, and the certification included with such documents of one or more Financial Officers regarding the completion of such documents in accordance with the NAIC Annual and Quarterly Statement Instructions and Accounting Practices and Procedures manual, with the exceptions noted thereon as to compliance with state law, rules or regulation, shall be deemed to satisfy the Financial Officer certification requirements of Section 6.01(c) and (d). Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies or copies in pdf format of the certificate required by Section 6.01(b) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders, the Fronting L/C Issuer and the Several L/C Agent materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have

52	Five-Year Credit Agreement

authorized the Administrative Agent, the Arrangers, the Fronting L/C Issuer, the Several L/C Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

6.02. Notices of Defaults. Upon any Responsible Officer obtaining knowledge thereof, the Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Responsible Officer of MetLife setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.03. Existence; Conduct of Business. MetLife will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than those whose loss, in each case, would not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 7.02.

6.04. Payment of Obligations. MetLife will, and will cause each of its Material Subsidiaries to, pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) MetLife or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Change.

6.05. Maintenance of Properties; Insurance. MetLife will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all its property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) except to the extent that failure to do so could not be reasonably expected to result in a Material Adverse Change, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations.

6.06. Books and Records; Inspection Rights. MetLife will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. MetLife will, and will cause each of its Material Subsidiaries to, permit any representative designated by the Administrative Agent (and, if a Default shall have occurred and be continuing, any representatives reasonably designated by any Lender), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (insofar as they relate to this Agreement) with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Such inspection rights are subject to the provisions of Section 10.08 and applicable Law and shall not extend to trade secrets of MetLife or its Subsidiaries, to information covered by attorney-client or other privilege or to information subject to third party confidentiality agreements or privacy rights.

53	Five-Year Credit Agreement

6.07. Compliance with Laws. MetLife will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

6.08. Use of Proceeds. The proceeds of the Loans made hereunder and the Letters of Credit issued hereunder will be used only for the general corporate purposes (including, without limitation, in the case of Letters of Credit, to support variable annuity policy and reinsurance reserve requirements) of MetLife and its Subsidiaries in the ordinary course of business; provided that no part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations U and X; provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

6.09. Support Agreement. Funding will, and MetLife will cause the Company to, (a) maintain the Support Agreement in full force and effect, and comply with the provisions thereof, and (b) not modify, supplement or waive any of its provisions without the prior consent of the Administrative Agent (with the approval of the Required Lenders); provided that any modification, supplement or waiver that reduces or impairs the support provided to Funding shall require the approval of all Lenders.

ARTICLE VII.

NEGATIVE COVENANTS

Until the Commitments and all Letters of Credit have expired or terminated and the principal of and interest on each Loan and each Unreimbursed Amount and all interest and fees payable hereunder have been paid in full, each Borrower covenants and agrees with the Lenders that:

7.01. Liens. Neither of the Borrowers will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (other than any assignment or sale of such income, revenues or rights in connection with the sale, assignment or transfer of the underlying property or asset), except:

(a) Permitted Encumbrances and Liens, if any, provided hereunder (including with respect to Cash Collateral and Risk Participation Cash Collateral);

(b) any Lien existing on any property or asset prior to the acquisition thereof by such Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of such Borrower, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

(c) Liens on assets acquired, constructed or improved by such Borrower; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets, and (iii) such Liens shall not apply to any other property or assets of such Borrower;

(d) Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into such Borrower, and not created in contemplation of such event;

54	Five-Year Credit Agreement

(e) Liens on any real property and personal property relating thereto securing Indebtedness in respect of which (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property and personal property relating thereto directly securing such Indebtedness or (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Borrower (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Borrower fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions;

(f) Liens arising out of Securities Transactions entered into in the ordinary course of business and on ordinary business terms;

(g) Liens arising out of any real estate sale/leaseback transactions;

(h) Liens arising in connection with Swap Contracts;

(i) Liens on securities owned by such Borrower which are pledged to the Federal Home Loan Bank Board (the “FHLBB”) to secure loans made by the FHLBB to such Borrower in the ordinary course of business and on ordinary business terms;

(j) Liens on securities owned by, or obligations owed to, such Borrower that directly or indirectly secure funding agreements issued by MetLife or any Subsidiary of MetLife (each a “MetLife Entity”), which funding agreements directly or indirectly secure, or provide for, the repayment of amounts that a MetLife Entity has received from the proceeds of securities issued by a special-purpose vehicle formed for the purpose of issuing such securities; provided that at the time of issuance such securities had a rating by a nationally recognized rating agency higher than that which unsecured long-term debt securities issued by the MetLife Entity that is the issuer of the applicable funding agreement would have had;

(k) Liens on cash or securities owned by such Borrower that directly or indirectly secure demand notes executed and contributed by such Borrower to brokers or dealers that are Affiliates of MetLife, which demand notes evidence obligations of such Borrower to provide funds to such brokers or dealers for the purpose of enabling such brokers or dealers to satisfy net capital requirements established by applicable Law;

(l) Liens, assignments or sales not otherwise permitted by this Section 7.01 arising in the ordinary course of the business of such Borrower that do not secure any Indebtedness; provided that the obligations secured by such Liens shall not exceed $4,200,000,000 at any one time outstanding;

(m) Liens, assignments or sales not otherwise permitted by this Section 7.01; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed $5,400,000,000 at any one time outstanding; and

(n) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or assets (other than a substitution of like assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

7.02. Fundamental Changes.

55	Five-Year Credit Agreement

(a) No Borrower will, and MetLife will not permit the Company to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (excluding (i) assets sold or disposed of in the ordinary course of business and (ii) assets sold or disposed of between or among MetLife and/or its direct and indirect wholly-owned Subsidiaries), or (in the case of MetLife) all or any substantial part of the stock of Funding or the Company (in each case whether now owned or hereafter acquired), or liquidate or dissolve; provided, however, that all or a substantial part of the stock of Funding may be transferred so long as it remains directly or indirectly held by MetLife; and provided further, that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Subsidiary of a Borrower or the Company, as the case may be, may merge into such Borrower or the Company, as the case may be, in a transaction in which such Borrower or the Company, as the case may be, is the surviving corporation, (B) Funding may sell, transfer, lease or otherwise dispose of its assets to MetLife or the Company, including via liquidation, so long as MetLife or the Company expressly assumes the obligations of Funding hereunder and under any promissory notes issued hereunder, and (C) a Borrower or the Company, as the case may be, may merge or consolidate with any other Person if such Borrower or the Company, as the case may be, is the surviving corporation.

(b) MetLife will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by MetLife or any of its Subsidiaries on the Restatement Closing Date and businesses reasonably related thereto and (ii) businesses financial in nature.

7.03. Transactions with Affiliates. MetLife will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (other than service arrangements) with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to MetLife or such Material Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, and (b) transactions between or among MetLife and/or its direct or indirect Subsidiaries.

7.04. Consolidated Net Worth. MetLife will not permit its Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $29,000,000,000.

ARTICLE VIII.

EVENTS OF DEFAULT

8.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan made to it when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or shall fail to pay any Unreimbursed Amount at or prior to the time such payment is due;

(b) any Borrower shall fail to pay any interest on any Loan made to it or on any Unreimbursed Amount owing by it or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of MetLife or any of its Material Subsidiaries in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished

56	Five-Year Credit Agreement

pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01, 6.02 or 6.06, and such failure shall continue unremedied for a period of five Business Days after notice thereof from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender); or (ii) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03 or 6.09 or in Article VII;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender);

(f) MetLife or any of its Material Subsidiaries (i) shall fail to make any payment (whether of principal or interest and regardless of amount) on Material Indebtedness, when and as the same shall become due and payable and such failure shall continue after (A) the end of the grace period for such payment if such payment has a grace period or (B) two Business Days after MetLife or such Material Subsidiary is given notice of such failure if such payment does not have a grace period, (ii) shall fail to make when due one or more required payments under one or more Swap Contracts, as to which an Early Termination has not occurred, in an aggregate amount exceeding $100,000,000, if MetLife or such Material Subsidiary would owe a Material Unpaid Swap Indebtedness in an aggregate principal amount exceeding $750,000,000 upon an Early Termination of such Swap Contracts, and such failure shall continue after (A) the end of the grace period for such payment if such payment has a grace period or (B) two Business Days after MetLife or such Material Subsidiary is given notice of such failure if such payment does not have a grace period (for the avoidance of doubt, excluding any amount the payment of which is being disputed by MetLife or such Material Subsidiary in good faith in accordance with the dispute resolution procedures provided for in connection with such Swap Contracts, so long as adequate reserves with respect thereto are set aside in accordance with GAAP), or (iii) shall fail to pay when due Material Unpaid Swap Indebtedness in an aggregate principal amount exceeding $750,000,000;

(g) any event or condition occurs that results in Material Indebtedness of MetLife or any of its Material Subsidiaries becoming due prior to the scheduled maturity of such Material Indebtedness; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) Indebtedness that is required to be prepaid as a result of the delivery of a voluntary prepayment notice with respect to such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of MetLife or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) MetLife or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official

57	Five-Year Credit Agreement

for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j) MetLife or any of its Material Subsidiaries shall admit in writing its inability to pay, or fail generally to pay, its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $750,000,000 (or its equivalent in any other currency) shall be rendered against MetLife, any Material Subsidiary of MetLife or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, results in a Material Adverse Change; or

(m) an “Event of Default” (as defined therein) shall occur and be continuing under the Three-Year Credit Agreement.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with notice to the Borrowers, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the Fronting L/C Issuer or each Lender, as applicable, to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that each Borrower Cash Collateralize its L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans to any Borrower and any obligation of the Fronting L/C Issuer or each Lender, as applicable, to make L/C Credit Extensions to the Borrowers shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any

58	Five-Year Credit Agreement

amounts received on account of the Obligations of any Borrower shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of such Borrower’s Obligations constituting fees, indemnities, expenses and other amounts (including all fees, expenses and disbursements of counsel and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of such Borrower’s Obligations constituting fees, indemnities and other amounts (other than principal, interest, Commitment Fees and Letter of Credit Fees) payable to the Lenders, the Fronting L/C Issuer, the Several L/C Agent and any Limited Fronting Lender (including all fees, expenses and disbursements of counsel and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of such Borrower’s Obligations constituting accrued Letter of Credit Fees, Commitment Fees and unpaid interest on the Loans and any Unreimbursed Amounts, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of such Borrower’s Obligations constituting unpaid principal of the Loans and any Unreimbursed Amounts, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Fronting L/C Issuer or the Lenders, as applicable, to Cash Collateralize that portion of such Borrower’s L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to such Borrower or as otherwise required by Law.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01. Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency

59	Five-Year Credit Agreement

doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Fronting L/C Issuer and the Several L/C Agent, as applicable, shall act on behalf of the Lenders with respect to the Fronted Letters of Credit or the Several Letters of Credit, as applicable, and the documents associated therewith, and the Fronting L/C Issuer and the Several L/C Agent, as applicable, shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Fronting L/C Issuer or the Several L/C Agent, as applicable, in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the Fronting L/C Issuer and the Several L/C Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Fronting L/C Issuer and the Several L/C Agent, as applicable.

9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agent or attorney-in-fact selected by the Administrative Agent in good faith after due inquiry.

9.03. Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Affiliate thereof.

9.04. Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or

60	Five-Year Credit Agreement

consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 5.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Restatement Closing Date specifying its objection thereto.

9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders or the Fronting L/C Issuer or the Several L/C Agent, as applicable, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.06. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligation of any Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that (a) no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent

61	Five-Year Credit Agreement

determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct, provided, however, that no action taken in accordance with the express directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section, and (b) no Lender shall be liable for the payment of any Indemnified Liabilities pursuant to this Section unless such Indemnified Liabilities were incurred by the Administrative Agent in its capacity as such or by another Agent-Related Person acting for the Administrative Agent in such capacity. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including all fees, expenses and disbursements of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08. Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrowers and their respective Affiliates as though Bank of America were not the Administrative Agent, the Fronting L/C Issuer or the Several L/C Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and L/C Credit Extensions, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Fronting L/C Issuer or the Several L/C Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

9.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent (other than to continue to hold any Cash Collateral or Risk Participation Cash Collateral until such time as a successor administrative agent is appointed) shall be terminated without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall

62	Five-Year Credit Agreement

nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11. Other Agents; Joint Lead Arrangers and Book Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-documentation agent” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

MISCELLANEOUS

10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and

63	Five-Year Credit Agreement

for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 5.02 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amount, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the applicable Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Fronting L/C Issuer, the Several L/C Agent or each Limited Fronting Lender, as applicable, in addition to the Lenders required above, affect the rights or duties of the Fronting L/C Issuer, the Several L/C Agent or such Limited Fronting Lender, as applicable, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, and the principal amount of any Loan or Unreimbursed Amount owing to such Defaulting Lender may not be reduced, in any case without the consent of such Defaulting Lender, (B) the terms and conditions of this sentence may not be amended or otherwise modified without each Defaulting Lender’s consent and (C) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02. Notices and Other Communications; Facsimile Copies.

64	Five-Year Credit Agreement

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to Subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, the Administrative Agent, the Fronting L/C Issuer or the Several L/C Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the Fronting L/C Issuer and the Several L/C Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection (b) below, shall be effective as provided in such Subsection (b). Each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent to such Lender and (ii) accurate wire instructions for such Lender.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Fronting L/C Issuer or the Several L/C Agent pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

65	Five-Year Credit Agreement

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Person (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or in pdf format. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Borrowers, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(f) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) reasonably believed by them to be genuine and to have been given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by it to be genuine and to have been given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other

66	Five-Year Credit Agreement

right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04. Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers (and any Applicant that is not a Borrower) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, the Fronting L/C Issuer, the Several L/C Agent, and any Limited Fronting Lender; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender, as applicable, from exercising the rights and remedies that inure to its benefit (solely in its capacity as Fronting L/C Issuer, Several L/C Agent, or Limited Fronting Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender, the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.12), or (d) any Lender, the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.05. Costs, Expenses and Indemnification.

(a) Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Agent-Related Persons, including reasonable fees, expenses and disbursements of one law firm, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or L/C Obligations.

(b) Each Borrower shall indemnify the Administrative Agent, each Lender, the Fronting L/C Issuer, the Several L/C Agent, each Limited Fronting Lender and the directors, officers, employees, agents, advisors and Affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including, without limitation, the reasonable fees, charges and disbursements of one counsel for the Indemnitees, unless the Indemnitees have conflicting interests that cannot reasonably be represented by one counsel, in which case such expenses shall include the reasonable fees, charges and disbursements of no more than such number of counsels as are necessary to represent such conflicting interests) incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any

67	Five-Year Credit Agreement

other Loan Document or any agreement or instrument contemplated hereby or thereby, or the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting L/C Issuer, Several L/C Agent or any Limited Fronting Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a breach in bad faith by an Indemnitee in any material respect of such Indemnitee’s obligations hereunder or under any other Loan Document, or (z) result from any action, suit, proceeding or claim solely among Indemnitees brought by any Indemnitee against any other Indemnitee (other than such other Indemnitee acting in its capacity as Administrative Agent, Fronting L/C Issue, Several L/C Agent and/or Limited Fronting Lender to the extent otherwise entitled to be indemnified hereunder) that does not involve an act or omission (or alleged act or omission) by the Borrowers or any of the Borrowers’ affiliates.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section 10.05, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

(d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Syndtrak or other similar information transmission systems in connection with this Agreement.

(f) The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06. Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender, any Confirming Bank, the Administrative Agent or any Lender, or the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender, any Confirming Bank, the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, such Limited Fronting Lender, such Confirming Bank or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the

68	Five-Year Credit Agreement

obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) the Fronting L/C Issuer, the Several L/C Agent, such Limited Fronting Lender, such Confirming Bank and each such Lender severally agrees to pay to the Administrative Agent (for the account of the applicable Person) upon demand its applicable share of any amount so recovered from or repaid by the applicable party, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of Subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of Subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Subsection (b), participations in L/C Obligations, whether as an issuer or a participant) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and L/C Obligations at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans and L/C Obligations outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed and such consent by the Borrowers being deemed to have been given unless the Borrowers shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having actually received notice thereof); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, the risk participations in Letters of Credit and the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Fronting L/C Issuer or the Several L/C Agent, as applicable (which approvals shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Loans and L/C Obligations under the

69	Five-Year Credit Agreement

applicable Assignment and Assumption constitutes “plan assets” as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be “plan assets” under ERISA; and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, unless waived by the Administrative Agent in its sole discretion, a processing and recordation fee in the amount of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Subsection (c) of this Section 10.07, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have (in addition to any such rights or obligations then otherwise held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection (d) of this Section 10.07.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of a Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, whether as an issuer or a participant) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Subsection (e) of this Section 10.07, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it

70	Five-Year Credit Agreement

were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of each of the Borrowers (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation under this Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or such disclosure is otherwise required in connection with compliance with the Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and any Limited Fronting Lender (but only if the Lender who is the assignor is a Participating L/C Issuer with respect to such Limited Fronting Lender), and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed and such consent by the Borrowers being deemed to have been given unless the Borrowers shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having actually received notice thereof); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Borrower, (B) any of the Borrowers’ Affiliates or Subsidiaries, or (C) a Person who is a Non-NAIC Approved Bank at the effective time of the assignment pursuant to this Section 10.07 (unless such Person is otherwise acceptable to the Administrative Agent and Bank of America).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

71	Five-Year Credit Agreement

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan or any L/C Obligation and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrowers and the Lenders, resign as the Fronting L/C Issuer and/or the Several L/C Agent. In the event of any such resignation as Fronting L/C Issuer and/or the Several L/C Agent, the Borrowers shall be entitled to appoint from among the Lenders a successor Fronting L/C Issuer and/or the Several L/C Agent hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Fronting L/C Issuer and/or the Several L/C Agent. If Bank of America resigns as Fronting L/C Issuer and/or the Several L/C Agent, it shall retain all the rights and obligations of the Fronting L/C Issuer and/or the Several L/C Agent hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Fronting L/C Issuer and/or the Several L/C Agent and all L/C Obligations with respect thereto. Upon the appointment of a successor Fronting L/C Issuer and/or the Several L/C Agent (and its acceptance of such appointment) and the receipt of any necessary approvals from any beneficiaries of any outstanding Letters of Credit and any insurance regulatory authorities, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting L/C Issuer and/or the Several L/C Agent and (b) the successor Fronting L/C Issuer and/or the Several L/C Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

72	Five-Year Credit Agreement

(j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any successor Fronting L/C Issuer, as applicable, becomes a Non-NAIC Approved Bank, the Borrowers shall be entitled to appoint from among the Lenders a successor Fronting L/C Issuer hereunder; provided, however, that such Lender shall be an NAIC Approved Bank at the time of such appointment. If Bank of America or any successor Fronting L/C Issuer, as applicable, is replaced by the Borrowers pursuant to this Section 10.07(j), Bank of America or such successor Fronting L/C Issuer, as applicable, shall retain all the rights and obligations of the Fronting L/C Issuer hereunder with respect to all Fronted Letters of Credit outstanding as of the effective date of its replacement as Fronting L/C Issuer and all L/C Obligations with respect thereto. Upon the appointment of a successor Fronting L/C Issuer (and its acceptance of such appointment) and the receipt of any necessary approvals from any beneficiaries of any outstanding Fronted Letters of Credit and any insurance regulatory authorities, (a) the successor Fronting L/C Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the replaced Fronting L/C Issuer and (b) the successor Fronting L/C Issuer shall issue letters of credit in substitution for the Fronted Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such replaced Fronting L/C Issuer to effectively assume the obligations of such replaced Fronting L/C Issuer with respect to such Fronted Letters of Credit.

10.08. Confidentiality. Each of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, auditors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of any Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or (y) becomes available to the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender on a nonconfidential basis from a source other than any Borrower. In the event that the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender becomes legally compelled to disclose any confidential Information pursuant to paragraph (c) of this Section 10.08, the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or such Lender shall, to the extent permitted by law, give prompt written notice of that fact to the Borrowers prior to the disclosure so that the Borrowers may seek an appropriate remedy to prevent or limit such disclosure and the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or such Lender shall cooperate reasonably (at the expense of the Borrowers) with the Borrowers in seeking such remedy. For purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the

73	Five-Year Credit Agreement

same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09. Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Borrowers against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or the L/C Obligations or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and such counterparts shall have been deemed to have been delivered (in accordance with instructions communicated by the Administrative Agent to the other parties hereto) for purposes of binding the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was

74	Five-Year Credit Agreement

drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan, L/C Obligation or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15. Mitigation of Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall, upon the request of such Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or 3.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If a Lender becomes a Defaulting Lender or a Non-NAIC Approved Bank, or under any circumstances otherwise set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the Borrowers elect to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made requests for compensation on a similar basis and in a similar amount pursuant to Section 3.01 or 3.04. Upon the making of any such assignment, the Borrowers shall pay in full any amounts payable pursuant to Section 3.05.

10.16. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

75	Five-Year Credit Agreement

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT LEGALLY PERMISSIBLE, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. TO THE EXTENT LEGALLY PERMISSIBLE, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any other Person and (B) none of the Administrative Agent, any Lender nor any Arranger has any obligation to any Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to

76	Five-Year Credit Agreement

any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and any other Applicants, which information includes the name and address of the Borrowers and any other Applicants and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and any other Applicants in accordance with the Act.

10.20. Restatement Closing Date Assignments. Certain of the banks and financial institutions party to the Original Credit Agreement (the “Exiting Lenders”) are not party to this Agreement. Certain of the Lenders party to this Agreement are identified on their signature pages hereto as “Continuing Lenders”. Certain of the Lenders party to this Agreement are identified on their signature pages hereto as “Joining Lenders”. Effective as of the Restatement Closing Date, and without any further action by the Borrowers, any Exiting Lender, any Lender, the Administrative Agent or any other party hereto, (a) each of the Exiting Lenders and each of the Continuing Lenders whose level of Commitment under the Original Credit Agreement immediately prior to the Restatement Closing Date is being reduced pursuant to this Agreement from its level of Commitment under the Original Credit Agreement (each a “Reducing Party”) shall be deemed to have irrevocably sold and assigned to each of the Continuing Lenders whose level of Commitment under the Original Credit Agreement is being increased pursuant to this Agreement from its level of Commitment under the Original Credit Agreement and to each of the Joining Lenders (each an “Increasing Party”) an undivided portion of its Commitment under the Original Credit Agreement and its rights and obligations as a Lender under the Original Credit Agreement, this Agreement and the other Loan Documents (to the extent a party thereto), and each of the Increasing Parties shall be deemed to have irrevocably accepted and assumed from each of the Reducing Parties, an undivided portion of such Commitment, rights and obligations, so that, after giving effect thereto, each of the Continuing Lenders and each of the Joining Lenders has a Commitment as set forth on Schedule 2.01 to this Agreement, (b) each of the Exiting Lenders shall cease to be a party to this Agreement or to have any further rights or obligations hereunder (other than any right or obligation, that pursuant to the Original Credit Agreement, expressly survives a termination of the Commitments), (c) each of the Joining Lenders shall become a party to this Agreement with a Commitment as set forth on Schedule 2.01 to this Agreement and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents (to the extent a party thereto), all as if the sales and assignments set forth in this Section 10.20 had been effected pursuant to one or more Assignment and Assumption Agreements, and (d) each of the Continuing Lenders shall continue to be a party hereto with a Commitment as set forth on Schedule 2.01 to this Agreement and shall continue to have the rights and obligations of a Lender hereunder and under the other Loan Documents. For the avoidance of doubt, until the Restatement Closing Date, each Exiting Lender and each Continuing Lender shall continue to have a Commitment (as defined in the Original Credit Agreement) expiring on October 14, 2011 as specified in the Original Credit Agreement. On the Restatement Closing Date, but subject to Section 5.02, Loans shall be made (and loans outstanding under the Original Credit Agreement shall be repaid) so that, after giving effect thereto, any outstanding Loans are held by the Lenders in accordance with their respective Pro Rata Shares.

10.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Fronting L/C Issuer or the Administrative Agent, as may be the case, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Fronting L/C Issuer or the

77	Five-Year Credit Agreement

Administrative Agent, as may be the case, hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Fronting L/C Issuer or the Administrative Agent, as may be the case, of any sum adjudged to be so due in the Judgment Currency, the Fronting L/C Issuer or the Administrative Agent, as may be the case, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Fronting L/C Issuer or the Administrative Agent, as may be the case, from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Fronting L/C Issuer or the Administrative Agent, as may be the case, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Fronting L/C Issuer or the Administrative Agent, as may be the case, in such currency, the Fronting L/C Issuer or the Administrative Agent, as may be the case, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

78	Five-Year Credit Agreement

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

(Fronted Letters of Credit issued under the Original Agreement)

NONE

(Several Letters of Credit issued under the Original Agreement)

NONE

(Fronted Letters of Credit issued under the Three-Year Credit Agreement)

Letter of Credit Number	Amount	Beneficiary
3048271	$20,000.00	Louisiana Public Service Comm.
3072992	$8,180,662.00	National Union Fire Ins. Co.
3077090	$63,200.00	226 Associates LLC
3078792	$489,000.00	National Union Fire Ins. Co.
3079216	$3,500,000.00	Lexington Insurance Company
3083713	$2,118,287.00	Associate Aviation Underwriters
3083717	$5,400,000.00	Citibank, NA
3083718	$250,000.00	Ohio Bureau of Workers
3084812	$400,000.00	Insurance Commissioner State of California
3085717	$27,525,000.00	American International Specialty
3086450	$1,500,000	JPMorgan Chase Bank
3091894	$17,900,000.00	The Travelers Indemnity Co.
3098414	$2,230,900.00	Old Republic Ins. Co.

(Several Letters of Credit Issued under the Three-Year Credit Agreement)

Letter of Credit Number	Amount	Beneficiary
3114766	$792,000,000.00	MetLife Investors USA Ins.
3114771	$4,000,000.00	MetLife Insurance Company of Connecticut
3114768	$155,000,000.00	MetLife Investors Ins. Co.
3115833	$119,000,000.00	New England Life Ins. Co.
3115835	$30,000,000.00	First MetLife Investors Ins.
3116546	$4,000,000.00	Metropolitan Life Ins. Co.

Schedule 1.01

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$130,000,000.00	4.333333333%
JPMorgan Chase Bank, N.A.	$130,000,000.00	4.333333333%
Wells Fargo Bank, National Association	$130,000,000.00	4.333333333%
Credit Suisse AG, New York Branch	$120,000,000.00	4.000000000%
Deutsche Bank AG New York Branch	$120,000,000.00	4.000000000%
HSBC Bank USA, National Association	$120,000,000.00	4.000000000%
Barclays Bank PLC	$110,000,000.00	3.666666667%
BNP Paribas	$110,000,000.00	3.666666667%
Citibank, N.A.	$110,000,000.00	3.666666667%
Goldman Sachs Bank USA	$110,000,000.00	3.666666667%
UBS AG, Stamford Branch	$110,000,000.00	3.666666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$95,000,000.00	3.166666667%
ING Bank N.V., London Branch	$95,000,000.00	3.166666667%
Mizuho Corporate Bank, Ltd.	$95,000,000.00	3.166666667%
Morgan Stanley Bank, N.A.	$95,000,000.00	3.166666667%
The Royal Bank of Scotland plc	$95,000,000.00	3.166666667%
Sumitomo Mitsui Banking Corporation	$95,000,000.00	3.166666667%
Banco Santander S.A. New York Branch	$83,000,000.00	2.766666667%
The Bank of New York Mellon	$83,000,000.00	2.766666667%
Commerzbank AG New York and Grand Cayman Branches	$83,000,000.00	2.766666667%
Nomura International plc	$83,000,000.00	2.766666667%
Nordea Bank Finland plc New York and Cayman Islands Branches	$83,000,000.00	2.766666667%
PNC Bank, National Association	$83,000,000.00	2.766666667%
Societe Generale	$83,000,000.00	2.766666667%
The Toronto-Dominion Bank New York Branch	$83,000,000.00	2.766666667%
U.S. Bank National Association	$83,000,000.00	2.766666667%
Lloyds TSB Bank plc	$60,000,000.00	2.000000000%
The Northern Trust Company	$60,000,000.00	2.000000000%
State Street Bank and Trust Company	$60,000,000.00	2.000000000%
Unicredit Bank AG, New York Branch	$50,000,000.00	1.666666667%
Scotiabanc Inc.	$41,500,000.00	1.383333333%
The Bank of Nova Scotia	$41,500,000.00	1.383333333%
Australia and New Zealand Banking Group Limited	$35,000,000.00	1.166666667%
Credit Agricole Corporate & Investment Bank	$35,000,000.00	1.166666667%

TOTAL	$3,000,000,000	100.000000000%

Schedule 2.01

SCHEDULE 4.06

DISCLOSED MATTERS

Please see (1) Item 3 in the Form 10-K of MetLife, Inc. for the fiscal year ended December 31, 2010, (2) Part 2, Item 1 in the Form 10-Q of MetLife, Inc. for the fiscal quarter ended March 31, 2011, and (3) Part 2, Item 1 in the Form 10-Q of MetLife, Inc. for the fiscal quarter ended June 30, 2011, each filed with the Securities and Exchange Commission at www.sec.gov.

1	Schedule 4.06

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

BORROWERS:

MetLife, Inc.

MetLife Funding, Inc.

1095 Avenue of the Americas

New York, NY 10036

Attention: Marlene B. Debel

Telephone: 212-578-3470

Electronic Mail: mdebel@metlife.com

Website Address: www.metlife.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

Account No.: 1292000883

Ref: MetLife, Inc.

ABA# 026009593

Other Notices as Administrative Agent

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone: 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

1	Schedule 10.02

FRONTING L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
1000 W. Temple Street
Mail Code: CA9-705-07-05
Los Angeles, CA 90012-1514

Attention:	Sandra Leon
Vice President
Telephone:	213-417-9524
Facsimile:	213-457-8841
Electronic Mail:	sandra.leon@baml.com

with copies to:

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone: 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

and

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

Account No.: 1292000883

Ref: MetLife, Inc.

ABA# 026009593

2	Schedule 10.02

SEVERAL L/C AGENT:

Bank of America, N.A.

Trade Operations-Los Angeles #22621

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Sandra Leon, Vice President

Telephone: 213-417-9524

Facsimile: 213-457-8841

Electronic Mail: sandra.leon@baml.com

with copies to:

Bank of America, N.A.

Agency Management

1455 Market Street, 5th Floor

CA5-701-05-19

San Francisco, CA 95103

Attention: Aamir Saleem

Telephone 415-436-2769

Facsimile: 415-503-5089

Electronic Mail: aamir.saleem@baml.com

and

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention: Karen Puente/Credit Services

Telephone: 214-209-4108

Facsimile: 214-290-8378

Electronic Mail: karen.r.puente@baml.com

3	Schedule 10.02

EXHIBIT A

FORM OF LOAN NOTICE

Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Five-Year Credit Agreement dated as of August 12, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), amending and restating that certain 364-Day Credit Agreement dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc. (together the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent.

The undersigned hereby requests (select one):

☐  A Borrowing of Loans    ☐  A conversion or continuation of Loans

1.	With as Borrower.

2.	On (a Business Day).

3.	In the amount of $ .

4.	Comprised of .

[Type of Loan requested]

5.	For Eurodollar Rate Loans: with an Interest Period of months.

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

[BORROWER]

By:

Name:

Title:

1	Exhibit A

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Five-Year Credit Agreement dated as of August 12, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), amending and restating that certain 364-Day Agreement dated as of October 15, 2010, among MetLife, Inc., MetLife Funding, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due (after any applicable grace period in the case of any amount other than principal) under the Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof, subject to the provisions therein, and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also endorse on the schedules to this Note the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

1	Exhibit B

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

[BORROWER]

By:

Name:

Title:

2	Exhibit B

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

3	Exhibit B

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit, included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an

Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers: MetLife, Inc. and MetLife Funding, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Five-Year Credit Agreement dated as of August 12, 2011, amending and restating that certain 364-Day Credit Agreement dated as of October 15, 2010, among MetLife, Inc., MetLife Funding, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent.

[1]	Select as applicable.

1	Exhibit C

6.	Assigned Interest:

Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned[2]	Percentage Assigned of Commitment/Loans[3]		CUSIP Number

$	$		%
$	$		%
$	$		%

[7. Trade Date:                      ]4

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[2]

The amount of the Commitment assigned by the Assignor pursuant to this Assignment and Assumption (determined as of the date this Assignment and Assumption is delivered to the Administrative Agent) shall not be less than $5,000,000, unless (a) the Assignee under this Assignment and Assumption is a Lender or an Affiliate of a Lender, (b) the Commitment assigned by the Assignor pursuant to this Assignment and Assumption is the entire remaining amount of the Assignor’s Commitment, or (c) the Administrative Agent otherwise consents.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2	Exhibit C

Consented to and Accepted:

BANK OF AMERICA, N.A.[5], as Administrative Agent[6], Fronting L/C Issuer[7] and [Several L/C Agent][8]

By:
Title:

[Consented to:

METLIFE, INC.

By:
Title:

METLIFE FUNDING, INC.

By:
Title:][9]

[5]	No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.
[6]	No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.
[7]	No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.
[8]	Insert only if Bank of America consent is required as the Several L/C Agent pursuant to Section 10.07 of the Credit Agreement
[9]

To be added so long as no Event of Default under the Credit Agreement shall have occurred and be continuing. No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.

3	Exhibit C

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of either Borrower or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have (in addition to any such rights and obligations otherwise held by it) the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement and has received, or has been afforded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Section 4.04 or Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and based on such documentation and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4	Exhibit C

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

5	Exhibit C

EXHIBIT D-1

FORM OF OPINION OF METLIFE IN HOUSE COUNSEL

1	Exhibit D-1

EXHIBIT D-2

FORM OF OPINION OF DEWEY & LEBOEUF LLP

1	Exhibit D-2

Exhibit E

FORM OF FRONTED LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

BANK OF AMERICA, N.A.

1000 WEST TEMPLE STREET, 7TH FLOOR

CA9-705-07-05

LOS ANGELES, CA 90012-1514

DATE:

FOR INTERNAL IDENTIFICATION PURPOSES ONLY.

BENEFICIARY:	EFFECTIVE DATE:
LETTER OF CREDIT NO.:

For the account of [MetLife, Inc.] [MetLife Funding, Inc.] [Subsidiary of MetLife, Inc. or MetLife Funding, Inc.]10, we, Bank of America, N.A., hereby issue this irrevocable Letter of Credit No.                      in your favor as beneficiary available for an aggregate amount up to the maximum amount of [US$             (             United States Dollars)] [EUR              (             Euros)], effective as of the date first set forth above and expiring at the close of business at our office located at 1000 West Temple Street, 7th Floor, CA9-705-07-05, Los Angeles, CA 90012-1514, Attn: Standby Letter of Credit Department or such other office in the United States as we shall notify you in writing, on the Expiration Date (as defined below).

Funds under this Letter of Credit are available to you on or prior to the Expiration Date as then in effect against your sight draft(s) drawn on us, signed by your duly authorized officer, bearing the clause “Drawn under Letter of Credit No.                     .” Partial and multiple drawings are permitted. All drafts must be presented to us at our address at 1000 West Temple Street, 7th Floor, CA9-705-07-05, Los Angeles, CA 90012-1514, Attn: Standby Letter of Credit Department or such other office in the United States as we shall notify you in writing, in one lot along with this original Letter of Credit and amendments hereto, if any.

This Letter of Credit sets forth in full the terms of our undertaking to you and, except as expressly set forth herein, is not subject to any agreement, condition or qualifications. Such undertaking to you shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document or instrument. Our obligations under this Letter of Credit are in no way contingent upon reimbursement of this Letter of Credit.

[10]	Select as applicable.

1	Exhibit E

This Letter of Credit may expire or be extended from time to time as provided in the immediately succeeding paragraph.

Unless we have notified you in writing prior to the thirtieth (30th) day preceding the Expiration Date then in effect that we have elected not to extend this Letter of Credit, this Letter of Credit shall be automatically extended for a period of one year from the Expiration Date then in effect.

“Expiration Date” means [specify initial Expiration Date that is one year after the Effective Date]11, or, if this Letter of Credit is extended from time to time as provided in the immediately preceding paragraph, the latest date to which this Letter of Credit is extended.

This Letter of Credit is subject to the [Article 5 of the Uniform Commercial Code of the State of                     ][Uniform Customs and Practice for Documentary Credits (2007 Revision), [International Chamber of Commerce Publication No. 600 (“UCP 600”)]] [“International Standby Practices 1998” published by the Institute of International Law & Practice, Inc. (“ISP98”)].12 If this Letter of Credit expires [during an interruption of our business due to Acts of God, riots, civil commotions, insurrections, wars, acts of terrorism or by any strikes or lockouts or any other causes beyond our control] [during an interruption of our business as described in [Article 36 of UCP 600]] [on a day that we are closed and presentation is not timely made because of the closure as described in Rule 3.14 of ISP98] 13, we hereby specifically agree to effect payment if this Letter of Credit is drawn upon within 30 days after the resumption of our business.

Except in the case of sight drafts presented under this Letter of Credit, all notices provided for in this Letter of Credit shall be in writing and delivered by overnight courier service or certified mail, return receipt requested. All notices given hereunder shall be deemed to have been given on the date of receipt.

Yours faithfully,

Bank of America, N.A.

By:
Name:
Title:

[11]	Insert appropriate date.
[12]	To be selected in accordance with applicable reinsurance reserve credit requirements.
[13]	Select as applicable.

2	Exhibit E

EXHIBIT F

FORM OF SEVERAL LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

BANK OF AMERICA, N.A., SEVERAL L/C AGENT

1000 WEST TEMPLE STREET, 7TH FLOOR

CA9-705-07-05

LOS ANGELES, CA 90012-1514

DATE:

FOR INTERNAL IDENTIFICATION PURPOSES ONLY.

BENEFICIARY:	EFFECTIVE DATE:
LETTER OF CREDIT NO.:

For the account of [MetLife, Inc.] [MetLife Funding, Inc.] [Subsidiary of MetLife, Inc. or MetLife Funding, Inc.]14, we, the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank,” and collectively as the “Letter of Credit Banks”), hereby issue this irrevocable Letter of Credit No.                      in your favor as beneficiary available for an aggregate amount up to the maximum amount of US$             (             United States Dollars) (the “Letter of Credit Amount”), effective as of the date first set forth above and expiring at the close of business at the office of Bank of America, N.A., as Several L/C Agent (the “Several L/C Agent”), located at 1000 West Temple Street, 7th Floor, CA9-705-07-05, Los Angeles, CA 90012-1514, Attn: Standby Letter of Credit Department or such other office in the United States as the Several L/C Agent shall notify you in writing, on the Expiration Date (as defined below).

The maximum liability of each Letter of Credit Bank with respect to any demand for payment made hereunder shall be its Commitment Share of the amount of such demand for payment, as follows:

LETTER OF CREDIT BANK	COMMITMENT SHARE		MAXIMUM SHARE OF LETTER OF CREDIT AMOUNT

[Lender]		%	$

[Lender]		%	$

[Lender]		%	$

TOTAL	100%		$

[14]	Select as applicable.

1	Exhibit F

The obligations of the Letter of Credit Banks hereunder are several and not joint, and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder. Bank of America, N.A., solely in its capacity as the Several L/C Agent, shall have no liability for the obligations of any Letter of Credit Bank hereunder.

Funds under this Letter of Credit are available to you on or prior to the Expiration Date as then in effect against your sight draft(s) presented to the Several L/C Agent, signed by your duly authorized officer, bearing the clause “Drawn under Letter of Credit No.                     .” Partial and multiple drawings are permitted. All drafts must be presented to the Several L/C Agent at its office at 1000 West Temple Street, 7th Floor, CA9-705-07-05, Los Angeles, CA 90012-1514, Attn: Standby Letter of Credit Department or such other office in the United States as the Several L/C Agent shall notify you in writing, in one lot along with this original Letter of Credit and amendments hereto, if any.

This Letter of Credit sets forth in full the terms of our undertaking to you and, except as expressly set forth herein, is not subject to any agreement, condition or qualifications. Such undertaking to you shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document or instrument. Our obligations under this Letter of Credit are in no way contingent upon reimbursement of this Letter of Credit.

This Letter of Credit may be amended by the Several L/C Agent without your consent to delete a Letter of Credit Bank, add a Letter of Credit Bank, or change Commitment Shares; provided that such amendment does not decrease the Letter of Credit Amount or the aggregate liability of the Letter of Credit Banks in respect of the Letter of Credit Amount.15

This Letter of Credit may expire or be extended from time to time as provided in the immediately succeeding paragraph.

Unless we have notified you in writing prior to the thirtieth (30th) day preceding the Expiration Date then in effect that we have elected not to extend this Letter of Credit, this Letter of Credit shall be automatically extended for a period of one year from the Expiration Date then in effect.

“Expiration Date” means [specify initial Expiration Date that is one year after the Effective Date]16, or, if this Letter of Credit is extended from time to time as provided in the immediately preceding paragraph, the latest date to which this Letter of Credit is extended.

This Letter of Credit is subject to the [Article 5 of the Uniform Commercial Code of the State of                     ][Uniform Customs and Practice for Documentary Credits (2007 Revision), [International Chamber of Commerce Publication No. 600 (“UCP 600”)]] [“International Standby Practices 1998” published by the Institute of International Law & Practice, Inc. (“ISP98”)].17 If this Letter of Credit expires [during an interruption of business of the Several L/C Agent due to Acts of God, riots, civil commotions, insurrections, wars, acts of terrorism or by any strikes or lockouts or any other causes beyond the control of the Several L/C Agent] [during an interruption of business as described in [Article 36 of UCP 600]] [on a day that the Several L/C Agent is closed and presentation is not timely made

[15]	Include only in Letters of Credit subject to ISP98.
[16]	Insert appropriate date.
[17]	To be selected in accordance with applicable reinsurance reserve credit requirements.

2	Exhibit F

because of the closure as described in Rule 3.14 of ISP98]18, we hereby specifically agree to effect payment if this Letter of Credit is drawn upon within 30 days after the resumption of our business.

Except in the case of sight drafts presented under this Letter of Credit and the accompanying original of this Letter of Credit and any amendments, all notices provided for in this Letter of Credit shall be in writing and delivered by overnight courier service or certified mail, return receipt requested. All notices given hereunder shall be deemed to have been given on the date of receipt.

Yours faithfully,

Bank of America, N.A., as Several L/C Agent, on behalf of the Letter of Credit Banks

By:
Name:
Title:

[18]	Select as applicable.

3	Exhibit F

EXHIBIT G

FORM OF

CERTIFICATE OF A FINANCIAL OFFICER OF METLIFE, INC.

Reference is made to the Five-Year Credit Agreement dated as of August 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MetLife, Inc., MetLife Funding, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned does hereby certify, in his or her capacity as a Financial Officer of MetLife, Inc. and not in a personal capacity, to the best of his or her knowledge, as follows pursuant to Section 6.01(b) of the Credit Agreement:

(i) No Default has occurred and is continuing as of [            , 20    ][Insert details with respect to any Default that has occurred, and any action taken or proposed to be taken with respect thereto].

(ii) MetLife’s compliance with Section 7.04 of the Credit Agreement is shown in calculations attached hereto as Exhibit A.

(iii) Any changes in GAAP or SAP or the application thereof that has occurred since the most recently delivered financial statements would be included in the [                    ] section of our Form [    ] filing for the period ended [            , 20    ], which is located at http://www.sec.gov and in the Statutory Financial information provided with respect to Metropolitan Life Insurance Company.

Dated: [            , 20    ]

METLIFE, INC.

By:
Name:
Title:

Exhibit G